Exhibit 4.2

MTR GAMING GROUP, INC.

$125,000,000 9% Senior Subordinated Notes due 2012

PURCHASE AGREEMENT

May 22, 2006

JEFFERIES & COMPANY, INC.
WELLS FARGO SECURITIES, LLC
c/o Jefferies & Company, Inc.
11100 Santa Monica Boulevard
10th Floor
Los Angeles, California  90025

Ladies and Gentlemen:

Each of MTR Gaming Group, Inc., a Delaware corporation (the “Company”), and each Guarantor (as defined below) hereby agrees with you as follows:

1.     Issuance of Securities. The Company proposes to issue and sell to the initial purchasers listed on Schedule 1 hereto (each, an “Initial Purchaser” and, together, the “Initial Purchasers”), and the Initial Purchasers propose to purchase, $125,000,000 aggregate principal amount of the Company’s 9% Senior Subordinated Notes due 2012, Series A (the “Series A Notes”). The Series A Notes will be issued pursuant to an indenture (the “Indenture”), to be dated as of the Closing Date (as defined below), among the Company, the Guarantors, and Wells Fargo Bank, N.A., as trustee (the “Trustee”). The Series A Notes and the Series B Notes (as defined below), each with the Guarantee (as defined below) endorsed thereon, are collectively referred to herein as the “Notes.”

Each of the entities listed on Schedule 2 hereto and any future subsidiary guarantors party to the Indenture (such entities and such future subsidiary guarantors, each a “Guarantor” and collectively the “Guarantors”) will fully and unconditionally guarantee on a senior subordinated unsecured basis the obligations under the Notes and the Indenture (the “Guarantees”), including the payment of principal, interest, premium, if any, and Liquidated Damages (as defined in the Time of Sale Information and the Final Offering Circular, as such terms are defined below), if any, on the Notes. The Company and the Guarantors are sometimes collectively referred to herein as the “Company Entities.”

The Series A Notes will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the “Act”). The Company and the Guarantors have prepared (i) a preliminary offering circular, dated May 12, 2006 (the “Preliminary Offering Circular”), and (ii) a pricing term sheet attached hereto as Schedule 3, which includes pricing terms and other information with respect to the Notes (the “Pricing Term Sheet”), in each case, relating to the offer and sale of the Series A Notes (the “Offering”). The Preliminary Offering Circular and the Pricing Term Sheet are together referred to herein as the “Time of Sale Information.”  Promptly after execution of this Agreement, the Company and the Guarantors shall prepare a final offering circular, dated May 22, 2006 (the “Final Offering Circular”), relating to the Offering.

Upon original issuance thereof, and until such time as the same is no longer required under the Indenture or the applicable requirements of the Act, the Series A Notes shall bear the following legend:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (X) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (Y) IT IS A NON-U.S. PURCHASER AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (Z) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE THAT IS TWO YEARS (OR SUCH OTHER PERIOD THAT MAY HEREAFTER BE PROVIDED UNDER RULE 144(k) UNDER THE SECURITIES ACT AS PERMITTING RESALES OF RESTRICTED SECURITIES BY NON-AFFILIATES WITHOUT RESTRICTION) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER OR ANY SUBSIDIARIES OF THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS

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SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL “ACCREDITED INVESTOR,” FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E), OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS OF ANY U.S. STATE OR ANY OTHER APPLICABLE JURISDICTION.

2.     Agreements to Sell and Purchase. On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions hereof, the Company shall issue and sell to each of the Initial Purchasers (and, in order to induce the Initial Purchasers to purchase the Series A Notes, the Guarantors shall enter into the Guarantees), and each of the Initial Purchasers, severally and not jointly, shall purchase from the Company, the principal amount of Series A Notes set forth opposite the name of such Initial Purchaser on Schedule 1 hereto. The purchase price for the Series A Notes shall be 98.5% of the principal amount thereof.

3.     Terms of Offering. The Initial Purchasers have advised the Company that the Initial Purchasers will make offers to sell (the “Exempt Resales”) the Series A Notes purchased by the Initial Purchasers hereunder on the terms set forth in the Time of Sale Information, solely to persons whom the Initial Purchasers reasonably believe to be (a) ”qualified institutional

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buyers,” as defined in Rule 144A under the Act (“QIBs”), (b) persons permitted to purchase Series A Notes in offshore transactions in reliance upon Regulation S under the Act (each, a “Regulation S Purchaser”) or (c) a limited number of institutional “accredited investors,” as defined in Rule 501(a)(1), (2), (3) or (7) under the Act that make certain representations and warranties to the Company and the Initial Purchasers as set forth in the Accredited Investor Letter attached as Annex A to the Preliminary Offering Circular (“Accredited Investors” and, collectively with QIBs and Regulation S Purchasers, “Eligible Purchasers”).

Holders of the Series A Notes (including subsequent transferees) will have the registration rights set forth in the registration rights agreement (the “Registration Rights Agreement”), to be executed on and dated as of the Closing Date. Pursuant to the Registration Rights Agreement, the Company and the Guarantors will agree, among other things, to file with the Securities and Exchange Commission (the “Commission”) under the circumstances set forth therein (a) a registration statement under the Act (the “Exchange Offer Registration Statement”) relating to, among other things, the 9% Senior Subordinated Notes due 2012, Series B, of the Company (the “Series B Notes”), identical in all material respects to the Series A Notes, including with respect to the Guarantees thereof (except that the Series B Notes shall have been registered pursuant to such registration statement), to be offered in exchange for the Series A Notes (such offer to exchange being referred to as the “Registered Exchange Offer”), and (b) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Act (the “Shelf Registration Statement”) relating to the resale by certain holders of the Series A Notes.

In connection with the Offering, the Company obtained consents (the “Consent Solicitation”) from the holders of the Company’s 9¾% Senior Notes due 2010 (the “Senior Notes”) to the adoption of certain proposed amendments (the “Proposed Amendments”) to the indenture governing the Senior Notes, to permit the issuance of the Notes and additional borrowings under the New Credit Facility (as defined below), as more fully described in the Consent Solicitation Statement dated April 18, 2006 (as supplemented, the “Statement”), and the Letter of Consent, dated April 18, 2006 (as supplemented, the “Letter of Consent”), and the other documents related to the Consent Solicitation (such other documents, collectively with the Statement and the Letter of Consent, the “Consent Documents”). On May 17, 2006, the Company and the Guarantors entered into a supplemental indenture with Wells Fargo Bank, N.A., the trustee for the Senior Notes, to effectuate the Proposed Amendments (the “Supplemental Indenture”). The Consent Solicitation, the Proposed Amendments, and the transactions contemplated by the Consent Documents and the Supplemental Indenture (including, without limitation, the payment of the Consent Fee (as defined in the Statement) and the Proposed Amendments becoming effective and operative), together with any and all other actions required to be taken, and transactions required to be entered into, by the Company and the Guarantors to consummate the Consent Solicitation and make effective and operative the Proposed Amendments on or prior to the Closing Date, are referred to herein collectively as the “Consent Transactions.”

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In addition, in connection with the Offering, (i) the Company shall repay on the Closing Date with a portion of the proceeds from the Offering all amounts owed under its Fourth Amended and Restated Credit Agreement with Wells Fargo Bank, N.A. (the “Existing Credit Facility”); and (ii) concurrently with or shortly after the Closing Date, the Company expects to enter into a Fifth Amended and Restated Credit Agreement with Wells Fargo Bank, N.A. (the “New Credit Facility”).

This Agreement, the Indenture, the Registration Rights Agreement, the Notes, the Guarantees, the Supplemental Indenture and the Consent Documents collectively are referred to herein as the “Operative Documents.”  The New Credit Facility, together with the Operative Documents and all other documents or instruments executed by either of the Company or any of the Subsidiaries in connection with the transactions contemplated thereby or by the Operative Documents, collectively are referred to herein as the “Transaction Documents.”  The transactions contemplated by the Transaction Documents, including, without limitation, the Offering and the application of the proceeds therefrom as described in the Time of Sale Information and the Final Offering Circular (including the repayment of all amounts owed under the Existing Credit Facility), the issuance and sale of the Notes in accordance with this Agreement, the Consent Transactions and the borrowing (if any) under the New Credit Facility, collectively are referred to herein as the “Transactions.”

4.     Delivery and Payment. Delivery to the Initial Purchasers of and payment for the Series A Notes shall be made at a Closing (the “Closing”) to be held at 9:00 a.m., New York City time, on May 25, 2006, (such time and date, the “Closing Date”) at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Suite 3400, Los Angeles, California 90071. The Closing Date and the location of delivery of and the form of payment for the Series A Notes may be varied by agreement between the Initial Purchasers and the Company.

The Company shall deliver to the Initial Purchasers one or more certificates representing the Series A Notes (the “Global Securities”), each in definitive form, registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”), or such other names as the Initial Purchasers may request upon at least two Business Day’s notice to the Company, in an amount corresponding to the aggregate principal amount of the Series A Notes sold pursuant to Exempt Resales to QIBs and to Accredited Investors, respectively, in each case against payment by the Initial Purchasers of the purchase price therefor by immediately available Federal funds bank wire transfer to such bank account as the Company shall designate to the Initial Purchasers at least two Business Days prior to the Closing. “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

The Global Securities in definitive form shall be made available to the Initial Purchasers for inspection at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Suite 3400, Los Angeles, California 90071 (or such other place as shall be

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acceptable to the Initial Purchasers) not later than the close of business, New York City time, one Business Day immediately preceding the Closing Date.

5.     Agreements of the Company Entities. Each of the Company Entities, jointly and severally, hereby agrees:

(a)           Certain Events. To (i) advise the Initial Purchasers promptly after obtaining knowledge (and, if requested by the Initial Purchasers, confirm such advice in writing) of (A) the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Series A Notes for offer or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority, and (B) the happening of any event that makes any statement of a material fact made in the Time of Sale Information or the Final Offering Circular untrue or that requires the making of any additions to or changes in the Time of Sale Information or the Final Offering Circular in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, (ii) use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of any of the Notes under any state securities or Blue Sky laws, and (iii) if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of any of the Series A Notes under any such laws, use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

(b)           Offering Circular. At any time prior to the completion of the resale by the Initial Purchasers of all of the Series A Notes pursuant to Exempt Resales, to (i) furnish the Initial Purchasers and those persons identified by the Initial Purchasers to the Company, without charge, as many copies of the Preliminary Offering Circular, the Pricing Term Sheet and the Final Offering Circular, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request, and (ii) promptly prepare, upon the Initial Purchasers’ request, any amendment or supplement to the Preliminary Offering Circular, the Pricing Term Sheet and/or the Final Offering Circular that the Initial Purchasers deem may be necessary in connection with Exempt Resales (and the Company Entities hereby consent, subject to the Initial Purchasers’ compliance with their representations and warranties set forth in Section 7, to the use of each of the Preliminary Offering Circular, the Pricing Term Sheet and the Final Offering Circular, and any amendments and supplements thereto, by the Initial Purchasers in connection with Exempt Resales).

(c)           Final Offering Circular; Notice of Amendment or Supplement. As promptly as practicable following the execution and delivery of this Agreement, to prepare and deliver to the Initial Purchasers the Final Offering Circular, which shall consist of the Preliminary Offering Circular as modified only by the information contained in the Pricing Term Sheet, and the Company shall use its reasonable best

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efforts to so prepare and deliver the Final Offering Circular no later than the second business day following the date hereof. Not to amend or supplement the Preliminary Offering Circular, the Pricing Term Sheet or the Final Offering Circular prior to the Closing Date, or at any time prior to the completion of the resale by the Initial Purchasers of all of the Series A Notes, unless the Initial Purchasers shall previously have been advised thereof and shall not have objected thereto within three Business Days after being furnished a copy thereof.

(d)           Preparation of Amendments and Supplements. At any time prior to the completion of the resale by the Initial Purchasers of all of the Series A Notes pursuant to Exempt Resales, (i) if any event shall occur as a result of which, in the reasonable judgment of the Company or the Initial Purchasers or their respective counsel, it becomes necessary or advisable to amend or supplement the Time of Sale Information or the Final Offering Circular in order to make the statements therein, in the light of the circumstances under which they were made and when such Time of Sale Information or Final Offering Circular, respectively, is delivered to an Eligible Purchaser, not misleading, or if it is necessary to amend or supplement the Time of Sale Information or the Final Offering Circular to comply with Applicable Law (as defined below), forthwith to prepare an appropriate amendment or supplement to the Time of Sale Information or the Final Offering Circular, as the case may be (in form and substance satisfactory to the Initial Purchasers), so that as so amended or supplemented, (A) the Time of Sale Information and the Final Offering Circular, as the case may be, will not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made and when such Time of Sale Information or Final Offering Circular, as the case may be, is so delivered, not misleading, and (B) the Time of Sale Information and the Final Offering Circular, as the case may be, will comply with Applicable Law, and (ii) if it becomes necessary or advisable to amend or supplement the Time of Sale Information or the Final Offering Circular so that the Time of Sale Information and the Final Offering Circular, as the case may be, will contain all of the information specified in, and meet the requirements of, Rule 144A(d)(4) under the Act, forthwith to prepare an appropriate amendment or supplement to the Time of Sale Information or the Final Offering Circular, as the case may be, (in form and substance satisfactory to the Initial Purchasers), so that the Time of Sale Information or the Final Offering Circular, as the case may be, as so amended or supplemented, will contain the information specified in, and meet the requirements of, such Rule.

(e)           Qualification of Securities. Prior to the completion of the resale by the Initial Purchasers of all of the Series A Notes pursuant to Exempt Resales, to cooperate with the Initial Purchasers and the Initial Purchasers’ counsel in connection with the qualification of the Series A Notes under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may request and continue such qualification in effect so long as reasonably required for Exempt Resales, and to file such consents to

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service of process or other documents as may be necessary in order to effect such qualification; provided, that none of the Company Entities shall be required in connection therewith to file any general consent to service of process or to register or qualify as a foreign corporation in any jurisdiction where it is not now so qualified or to subject itself to general taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f)            Costs and Expenses. Whether or not any of the Transactions are consummated or this Agreement is terminated, to pay (i) all costs, expenses, fees and taxes incident to and in connection with the performance of the obligations of the Company Entities under this Agreement, including:  (A) the preparation, printing and distribution of the Preliminary Offering Circular, the Pricing Term Sheet and the Final Offering Circular and all amendments and supplements thereto (including, without limitation, financial statements and exhibits), and all preliminary and final Blue Sky memoranda and all other agreements, memoranda, correspondence and other documents prepared and delivered in connection herewith (including the furnishing of copies of the foregoing to the Initial Purchasers and such other persons as the Initial Purchasers may designate), (B) the printing, processing and distribution (including, without limitation, word processing and duplication costs) and delivery of, and performance under, each of the Transaction Documents and any other agreements or documents in connection with the Transactions, (C) the preparation, issuance and delivery of the Notes, including the fees and expenses of the Trustee (including reasonable fees and expenses of its counsel) and the cost of their respective personnel, and all costs and expenses related to the delivery of the Notes to the Initial Purchasers and pursuant to Exempt Resales, including any transfer or other taxes payable thereon (but in no event income taxes of the Initial Purchasers), and (D) the qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, filing fees and reasonable fees and disbursements of the Initial Purchasers’ counsel relating to such registration or qualification and the preparation of memoranda related thereto, subject to the terms of the engagement letter dated April 17, 2006 between Jefferies & Company, Inc. and the Company); (ii) all fees and expenses of the counsel and accountants of the Company Entities; (iii) all expenses and listing fees in connection with the application for quotation of the Series A Notes in The Portal Market (“PORTAL”) of the National Association of Securities Dealers, Inc. (the “NASD”); (iv) all fees and expenses (including fees and expenses of counsel) of the Company in connection with approval of the Notes by DTC for “book-entry” transfer; (v) all fees charged by rating agencies in connection with the rating of the Notes; (vi) the costs and charges of any transfer agent, registrar and/or depositary (including DTC); (vii) all costs and expenses of the Registered Exchange Offer, the Exchange Offer Registration Statement and any Shelf Registration Statement, as set forth in the Registration Rights Agreement; (viii) all fees and expenses (including reasonable fees and expenses of counsel, subject to any limitations set forth in the engagement letter between the Company and the Initial Purchasers) incurred by the Initial Purchasers in connection with the preparation, negotiation and execution of the

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Transaction Documents and the consummation of the Transactions; and (ix) all other costs and expenses incident and necessary to the performance of the obligations of the Company Entities for which provision is not otherwise made in this section.

(g)           Use of Proceeds. To use its reasonable best efforts to use the proceeds from the sale of the Series A Notes in the manner described in each of the Time of Sale Information and the Final Offering Circular under the caption “Use of Proceeds.”

(h)           Waiver of Certain Laws. To the extent it may lawfully do so, not to insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension usury or other law, wherever enacted, now or at any time hereafter in force, that would prohibit or forgive the payment of all or any portion of the principal of or interest on the Notes, or that may affect the covenants or the performance of the Indenture (and, to the extent it may lawfully do so, the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Trustee in the Indenture but shall suffer and permit the execution of every such power as though no such law had been enacted).

(i)            Integration. Not to, and to ensure that no affiliate (as defined in Rule 501(b) under the Act) of any of the Company Entities will, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Act) that would be integrated with the sale of the Series A Notes in a manner that would require the registration under the Act of the sale to the Initial Purchasers or of the offers or sales of Series A Notes pursuant to Exempt Resales.

(j)            Rule 144A Information. For so long as any of the Series A Notes remain outstanding, during any period in which the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to make available, upon request, to any holder of the Notes in connection with any sale thereof and any prospective Eligible Purchaser of such Notes from such holder, the information required by Rule 144A(d)(4) under the Act.

(k)           DTC. To obtain the approval of DTC for “book entry” transfer of the Notes, and to comply with the representation letter of the Company and the Guarantors to DTC relating to the approval of the Notes by DTC for “book entry” transfer.

(l)            PORTAL. To use its best efforts to effect the inclusion of the Series A Notes for trading in PORTAL and to use its best efforts to maintain the inclusion of the Series A Notes for trading in PORTAL for so long as the Series A Notes are outstanding.

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(m)          Reporting Requirements. For so long as any of the Notes are outstanding, and whether or not required to do so by the rules and regulations of the Commission, (i) to furnish to the Trustee and deliver or cause to be delivered to the holders of the Notes and the Initial Purchasers, within 15 days after the Company is or would have been required to file such with the Commission, (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including for each a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by the Company’s independent certified public accountants and (B) all information that would be required to be contained in a filing with the Commission on Form 8-K if the Company were required to file such reports, and (ii) from and after the time the Exchange Offer Registration Statement or the Shelf Registration Statement (or other registration statement under the Act with respect to the Notes) is filed with the Commission, to file such information with the Commission so long as the Commission will accept such filings.

(n)           No Selling Efforts or General Solicitation. Except in connection with the Registered Exchange Offer or the filing of the Shelf Registration Statement, not to, and not to authorize or permit any person acting on its behalf to, (i) distribute any offering material, including without limitation, any roadshow materials, in connection with the offer and sale of the Series A Notes (collectively, “Supplemental Offering Material”) other than (A) the Preliminary Offering Circular, the Pricing Term Sheet and the Final Offering Circular and any amendments and supplements thereto prepared in compliance with Section 5(d) and (B) any Supplemental Offering Material listed on Schedule 4 hereto, or (ii) solicit any offer to buy or offer to sell the Series A Notes by means of any form of general solicitation or general advertising (including, without limitation, as such terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

(o)           No Similar Offerings. Not to, and to ensure that no affiliate (as defined in Rule 501(b) of the Act) of the Company will, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Act) that would be integrated with the sale of the Series A Notes in a manner that would require the registration under the Act of the sale to the Initial Purchasers or to the Eligible Purchasers of the Series A Notes.

(p)           ERISA. At any time prior to the completion of the resale by the Initial Purchasers of the Series A Notes, to notify the Initial Purchasers promptly in writing if any of the Company Entities or any of their Affiliates becomes a party in interest or a disqualified person with respect to any employee benefit plan, other than any plan set forth in Schedule 6(kk) hereto, and to identify such plans. The terms “ERISA,”

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“Affiliates,” “party in interest,” “disqualified person” and “employee benefit plan” shall have the meanings as set forth in Section 6(kk) hereof.

(q)           Performance of Agreements. To comply with all of its agreements set forth in the Transaction Documents in all material respects, and to use its reasonable best efforts to do and perform all things required or necessary to be done and performed under the Operative Documents by it prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Series A Notes and the Guarantees.

6.     Representations and Warranties of the Company Entities. Each of the Company Entities, jointly and severally, represents and warrants to the Initial Purchasers that:

(a)           Offering Circular. (i) Neither the Time of Sale Information, nor any individual Supplemental Offering Material when considered together with the Time of Sale Information, in each case, as of the Applicable Time (as defined below) contained, (ii) the Final Offering Circular, as of its date did not, and as of the Closing Date will not, contain and (iii) each amendment or supplement thereto as of its date will not contain, in each case, any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representation and warranty made in this Section 6(a) shall not apply to any statements or omissions made in reliance on and in conformity with information relating to the Initial Purchasers furnished in writing to the Company by the Initial Purchasers specifically for inclusion in the Time of Sale Information or the Final Offering Circular. The parties hereto acknowledge that for purposes of this Agreement (including this Section 6(a) and Section 8) the only information furnished in writing to the Company by the Initial Purchasers specifically for inclusion in the Time of Sale Information or the Final Offering Circular is the information set forth (i) on the cover page of the Final Offering Circular and in the Pricing Term Sheet with respect to the price of the Notes, (ii) in the third paragraph on page 132 of the Preliminary Offering Circular and the Final Offering Circular concerning offering the Notes for resale by the Initial Purchasers, (iii) in the fifth, sixth and seventh sentences of the fourth paragraph on page 132 of the Preliminary Offering Circular and the Final Offering Circular concerning market-making by the Initial Purchasers, (iv) in the carryover paragraph from page 132 to 133 of the Preliminary Offering Circular and the Final Offering Circular concerning stabilization by the Initial Purchasers and (v) in the first and second full paragraphs on page 133 of the Preliminary Offering Circular and the Final Offering Circular concerning the affiliation of the Initial Purchasers and their respective affiliates with the Company and its affiliates (such information described in the immediately preceding clauses (i) through (v) of this Section 6(a), the “Furnished Information”). The Time of Sale Information, as of the Applicable Time, contained, and the Final Offering Circular, as of its date, contained, and, as of the Closing Date and as amended or supplemented, will contain, all of the information specified in, and meet the requirements of, Rule 144A(d)(4) under the Act.

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Each of the Transaction Documents, as executed and delivered, and each of the Transactions conforms to the description thereof in each of the Time of Sale Information and the Final Offering Circular. “Applicable Time” means 1:15 p.m. (New York city time) as of the date of this Agreement.

(b)           144A Eligibility. When the Series A Notes and the Guarantees are issued and delivered pursuant to this Agreement, neither the Series A Notes nor the Subsidiary Guarantees will be of the same class (within the meaning of Rule 144A under the Act) as any security of the Company or the Guarantors that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States automated inter-dealer quotation system.

(c)           Due Organization; Good Standing. Each of the Company Entities (i) has been duly organized, is validly existing and is in good standing under the laws of its jurisdiction of organization, (ii) has all requisite power and authority to conduct and carry on its business and to own, lease, use and operate its properties and assets as described in each of the Time of Sale Information and the Final Offering Circular, and (iii) is duly qualified or licensed to do business and is in good standing as a foreign corporation, authorized to do business in each jurisdiction in which the nature of its business or the ownership, leasing, use or operation of its properties and assets requires such qualification or licensing, except where the failure to be so qualified or licensed would not, singly or in the aggregate, have a material adverse effect on (A) the properties, business, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, (B) the ability of any of the Company Entities to perform its obligations under any of the Transaction Documents or (C) the validity of any of the Transaction Documents or the consummation of any of the Transactions (each, a “Material Adverse Effect”).

(d)           Subsidiaries. Immediately following the Closing, the only subsidiaries of the Company will be the direct or indirect subsidiaries of the Company listed on Schedule 6(d) hereto (collectively, the “Subsidiaries” and each, a “Subsidiary”) and the Company, except as otherwise set forth on Schedule 6(d) hereto, will directly own 100% of the outstanding shares of capital stock in each Subsidiary, in each case, free and clear of all Liens (as defined in each of the Time of Sale Information and the Final Offering Circular), except Permitted Liens (as defined in each of the Time of Sale Information and the Final Offering Circular). Except as disclosed in each of the Time of Sale Information and the Final Offering Circular, there are no outstanding (i) securities convertible into or exchangeable for any capital stock of any of the Company Entities or any of the Subsidiaries, (ii) options, warrants or other rights to purchase or subscribe for any capital stock or any securities convertible into or exchangeable for any capital stock of any of the Company Entities or (iii) contracts, commitments, agreements, understandings, arrangements, undertakings, rights, calls or claims of any kind relating to the issuance of any capital stock of any of the Company Entities or any of the

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Subsidiaries, any such convertible or exchangeable securities or any such options, warrants or rights. Except as set forth above, immediately following the Closing, none of the Company Entities will directly or indirectly own any capital stock of or other equity interest in any person.

(e)           Capitalization. All of the outstanding shares of capital stock of each of the Company and each of the Subsidiaries have been duly authorized, are validly issued, fully paid and nonassessable, and were not issued in violation of, and are not subject to, any preemptive or similar rights. The table under the caption “Capitalization” in each of the Time of Sale Information and the Final Offering Circular (including the footnotes thereto) sets forth, as of its date, the pro forma capitalization of the Company and the Subsidiaries, on a consolidated basis, after giving effect to the Transactions. Immediately following the Closing, except as set forth in such table, neither of the Company nor any of the Subsidiaries will have any liabilities, absolute, accrued, contingent or otherwise other than:  (i) liabilities that are reflected in the Company Financial Statements (as defined below), (ii) loans made under the New Credit Facility or (iii) liabilities incurred subsequent to December 31, 2005, in the ordinary course of business, consistent with past practice, that would not, singly or in the aggregate, have a Material Adverse Effect.

(f)            No Other Registration Rights. Except for this Agreement and the Registration Rights Agreement and, except for agreements between the Company and its directors, officers and employees relating to the registration of shares underlying stock options granted in the ordinary course of the Company’s business, there are no contracts, commitments, agreements, arrangements, understandings or undertakings of any kind to which any of the Company Entities or any of the Subsidiaries is a party, or by which any of them is bound, granting to any person the right (i) to require either of the Company or any Subsidiary to file a registration statement under the Act with respect to any securities of either of the Company of any Subsidiary or requiring either of the Company or any Subsidiary to include such securities with the Notes registered pursuant to any registration statement, or (ii) to purchase or offer to purchase any securities of any of the Company Entities or any of their respective affiliates.

(g)           Power and Authority. Each of the Company Entities has all requisite power and authority to execute and deliver, and to perform its obligations under, the Transaction Documents to which it is a party and to consummate the Transactions.

(h)           Authorization of this Agreement. This Agreement and the Transactions contemplated hereby (including, without limitation, the Offering and the issuance and sale of the Notes in accordance with this Agreement) have been duly authorized by each of the Company Entities, and this Agreement has been validly executed and delivered by, and is the legal, valid and binding obligation of, each of the Company Entities, enforceable against each of the Company Entities in accordance with

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its terms, except that (i) such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally, (ii) any rights of acceleration and the availability of equitable remedies may be subject to general principles of equity (whether considered in a proceeding in equity or at law), and (iii) the enforceability of the provisions of Section 8 providing for the indemnification of or contribution to a party with respect to a liability may be limited if such provisions violate or are contrary to public policy under applicable law.

(i)            Authorization of Indenture. The Indenture and the Transactions contemplated thereby have been duly authorized by each of the Company and the Guarantors and, on the Closing Date, the Indenture will have been validly executed and delivered by, and will be the legal, valid and binding obligation of, each of the Company and the Guarantors, enforceable against each of the Company and the Guarantors in accordance with its terms, except that (i) such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) any rights of acceleration and the availability of equitable remedies may be subject to general principles of equity (whether considered in a proceeding in equity or at law). On the Closing Date, the Indenture will conform to the requirements of the Trust Indenture Act of 1939, as amended (the “TIA”), applicable to an indenture that is required to be qualified under the TIA.

(j)            Authorization of Registration Rights Agreement. The Registration Rights Agreement and the Transactions contemplated thereby have been duly authorized by each of the Company and the Guarantors and, on the Closing Date, the Registration Rights Agreement will have been validly executed and delivered by, and will be the legal, valid and binding obligation of, each of the Company and the Guarantors, enforceable against each of the Company and the Guarantors in accordance with its terms, except that (i) such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally, (ii) any rights of acceleration and the availability of equitable remedies may be subject to general principles of equity (whether considered in a proceeding in equity or at law), and (iii) the enforceability of the provisions of Section 8 thereof providing for the indemnification of or contribution to a party with respect to a liability may be limited if such provisions violate or are contrary to public policy under applicable law.

(k)           Authorization of Series A Notes. The Series A Notes have been duly authorized by the Company for issuance and sale to the Initial Purchasers pursuant to this Agreement and, on the Closing Date, will have been validly executed, authenticated, issued and delivered by the Company in accordance with the terms of this Agreement and the Indenture. When the Series A Notes have been issued, executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Series A Notes will be legal, valid and binding obligations of the Company, entitled to the benefits

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of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that (i) such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) any rights of acceleration and the availability of equitable remedies may be subject to general principles of equity (whether considered in a proceeding in equity or at law). The Series A Notes rank and will rank junior to all Senior Debt (as defined in each of the Time of Sale Information and the Final Offering Circular) of the Company that is outstanding on the date hereof or that may be incurred hereafter and senior to all Subordinated Indebtedness (as defined in each of the Time of Sale Information and the Final Offering Circular) of the Company that is outstanding on the date hereof or that may be incurred hereafter.

(l)            Authorization of Series B Notes. The Series B Notes have been duly authorized by the Company and, when issued in the Registered Exchange Offer, (A) will have been validly executed, authenticated, issued and delivered in accordance with the terms of the Indenture, the Registration Rights Agreement and the Registered Exchange Offer and (B) will be legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that (i) such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) any rights of acceleration and the availability of equitable remedies may be subject to general principles of equity (whether considered in a proceeding in equity or at law). The Series B Notes rank and will rank junior to all Senior Debt of the Company that is outstanding on the date hereof or that may be incurred hereafter and senior to all Subordinated Indebtedness of the Company that is outstanding on the date hereof or that may be incurred hereafter.

(m)          Authorization of Guarantees of Series A Notes. The Guarantee to be endorsed on the Series A Notes by each Guarantor has been duly authorized by each such Guarantor and, on the Closing Date, will have been validly executed and delivered by each such Guarantor in accordance with the terms of the Indenture. When the Series A Notes have been issued, executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Guarantee of each Guarantor endorsed on the Series A Notes will be the legal, valid and binding obligation of each such Guarantor, enforceable against each such Guarantor in accordance with its terms, except to the extent that (i) such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) any rights of acceleration and the availability of equitable remedies may be subject to general principles of equity (whether considered in a proceeding in equity or at law). The Guarantees to be endorsed on the Series A Notes rank and will rank junior to all Senior Debt of the Guarantors that is outstanding on the date hereof or that may be incurred hereafter and senior to all Subordinated

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Indebtedness of the Guarantors that is outstanding on the date hereof or that may be incurred hereafter.

(n)           Authorization of Guarantees of Series B Notes. The Guarantee to be endorsed on the Series B Notes by each Guarantor has been duly authorized by each such Guarantor and, when the Series B Notes are issued, will have been validly executed and delivered by each such Guarantor in accordance with the terms of the Indenture, the Registration Rights Agreement and the Registered Exchange Offer. When the Series B Notes have been issued, executed and authenticated in accordance with the terms of the Registered Exchange Offer and the Indenture, the Guarantee of each Guarantor endorsed on the Series B Notes will be the legal, valid and binding obligation of each such Guarantor, enforceable against each such Guarantor in accordance with its terms, except to the extent that (i) such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) any rights of acceleration and the availability of equitable remedies may be subject to general principles of equity (whether considered in a proceeding in equity or at law). The Guarantees to be endorsed on the Series B Notes will rank junior to all Senior Debt of the Guarantors that is outstanding on the date hereof or that may be incurred hereafter and senior to all Subordinated Indebtedness of the Guarantors that is outstanding on the date hereof or that may be incurred hereafter.

(o)           Authorization of the New Credit Facility. The New Credit Facility and the Transactions contemplated thereby have been duly authorized by the Company and each Guarantor party thereto, and when the New Credit Facility is entered into, the New Credit Facility will have been validly executed and delivered by the Company and each Guarantor party thereto. When the New Credit Facility has been executed and delivered by the Company and each Guarantor party thereto, and assuming the due authorization, execution and delivery of the New Credit Facility by parties thereto other than the Company and the Guarantors party thereto, the New Credit Facility will be the legal, valid and binding obligation of, the Company and each Guarantor party thereto, enforceable against the Company and each Guarantor party thereto in accordance with its terms, except that (i) such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) any rights of acceleration and the availability of equitable remedies may be subject to general principles of equity (whether considered in a proceeding in equity or at law).

(p)           Authorization of Consent Documents. The Supplemental Indenture has been duly authorized, executed and delivered by each of the Company and the Guarantors, and the Proposed Amendments and the other Consent Transactions have been duly authorized by the Company and each of the Guarantors, as applicable, and the Supplemental Indenture constitutes the legal, valid and binding obligation of, the Company and each of the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except that (i) such enforceability may be

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limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) any rights of acceleration and the availability of equitable remedies may be subject to general principles of equity (whether considered in a proceeding in equity or at law).

(q)           No Violation. The Company is not in violation of its certificate of incorporation or bylaws (the “Company Charter Documents”), and none of the Guarantors is in violation of its certificate of incorporation or bylaws (the “Guarantor Charter Documents” and, collectively with the Company Charter Documents, the “Charter Documents”). Neither the Company nor any of the Subsidiaries is (i) in violation of any federal, state, local or foreign statute, law or ordinance, or any judgment, decree, rule, regulation or order, including, without limitation, the West Virginia Racetrack Video Lottery Act, the West Virginia Racing Act, the Nevada Gaming Control Act, the Pennsylvania Racing Act, the Pennsylvania Race Horse Development and Gaming Act, the Minnesota Pari-Mutuel Horse Racing Act, the Ohio Revised Code Horse Racing Law, the Michigan Horse Racing Law, and the Federal Interstate Horse Racing Act, in each case including the rules and regulations promulgated thereunder (collectively, “Applicable Law”), of any government, governmental or regulatory agency or body (including, without limitation, the West Virginia Lottery Commission, the West Virginia Racing Commission, the Nevada Gaming Commission, the Nevada Gaming Control Board, the Pennsylvania State Horse Racing Commission, the Pennsylvania Gaming Control Board, the Minnesota Racing Commission, the Ohio State Racing Commission, the Michigan Office of Racing Commissioner, or other applicable gaming or racing authority (each, a “Gaming/Racing Authority”)), court, arbitrator or self-regulatory organization, domestic or foreign (each, a “Governmental Authority”), other than violations that would not, singly or in the aggregate, have a Material Adverse Effect, or (ii) in breach of or default under any bond, debenture, note or other evidence of indebtedness, indenture, mortgage, deed of trust, lease or any other agreement or instrument to which any such person is a party or by which any of them or any of their respective property is bound (collectively, “Applicable Agreements”), other than breaches or defaults that would not, singly or in the aggregate, have a Material Adverse Effect. There exists no condition that, with the passage of time or otherwise, would (x) constitute a violation of such Charter Documents or Applicable Laws or (y) constitute a breach of or default under any Applicable Agreement or (z) result in the imposition of any penalty or the acceleration of any indebtedness, other than, in the case of the immediately preceding clauses (y) and (z), such breaches, penalties or defaults that would not, singly or in the aggregate, have a Material Adverse Effect. All Applicable Agreements are in full force and effect and are legal, valid and binding obligations, and no default has occurred or is continuing thereunder, other than such defaults that would not, singly or in the aggregate, have a Material Adverse Effect.

(r)            No Conflict. None of the execution, delivery or performance of any of the Transaction Documents, nor the compliance with the terms and provisions

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thereof, nor the consummation of any of the Transactions shall conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, result in the imposition of a Lien on any assets or capital stock of or membership interests in either of the Company or any of the Subsidiaries (except as created by the Indenture), or result in an acceleration of indebtedness under or pursuant to, (i) the Charter Documents, (ii) any Applicable Agreement or (iii) any Applicable Law. After giving effect to the Transactions, no Default or Event of Default (each, as defined in each of the Time of Sale Information and the Final Offering Circular) will exist.

(s)           Permits. No permit, certificate, authorization, approval, consent, license or order of, or filing, registration, declaration or qualification with, any Governmental Authority or any other person (collectively, “Permits”) is required in connection with, or as a condition to, the execution, delivery or performance of any of the Transaction Documents, the compliance with the terms and provisions thereof or the consummation of any of the Transactions, other than (i) such Permits as have been made or obtained on or prior to the Closing Date, which Permits are in full force and effect on the Closing Date, (ii) the filing and approval of (A) the Exchange Offer Registration Statement and, if required by the Registration Rights Agreement, the Shelf Registration Statement and (B) the Guarantee of the Series B Notes by Speakeasy Gaming of Las Vegas, Inc. and Speakeasy Gaming of Fremont, Inc., with the Nevada Gaming Commission and the Nevada Gaming Control Board, (iii) the order of the Commission declaring the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, effective (the Permits described in clause (ii) and (iii) of this Section 6(s), collectively, the “Post-Closing Permits”) and (iv) such Permits the failure of which to make or obtain would not, singly or in the aggregate, have a Material Adverse Effect.

(t)            No Proceedings. Except as disclosed in each of the Time of Sale Information and the Final Offering Circular, there is no action, claim, suit, demand, hearing, notice of violation or deficiency, or proceeding (including, without limitation, any investigation or partial proceeding, such as a deposition), domestic or foreign (collectively, “Proceedings”), pending or, to the knowledge of the Company Entities, threatened (i) either with respect to any of the Company Entities in connection with, or that seeks to restrain, enjoin, prevent the consummation of, or otherwise challenge, any of the Transaction Documents or any of the Transactions, or (ii) that could, singly or in the aggregate, have a Material Adverse Effect. None of the Company Entities is subject to any judgment, order, decree, rule or regulation of any Governmental Authority that could, singly or in the aggregate, have a Material Adverse Effect. No injunction or order has been issued and no Proceeding is pending or, to the knowledge of the Company Entities, threatened that (i) asserts that the offer, sale and delivery of the Series A Notes and the Guarantees to the Initial Purchasers pursuant to this Agreement or the initial resale of the Series A Notes and the Guarantees by the Initial Purchasers in the manner contemplated by this Agreement is subject to the registration requirements of the Act, or (ii) would prevent or suspend the issuance or sale of the Notes, including the Exempt Resales, or the

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use of the Time of Sale Information, the Final Offering Circular, or any amendment or supplement thereto, in any jurisdiction.

(u)           Regulated Persons. Each of the Company Entities and each of their respective directors, members, managers, officers, employees and agents (each of the Company Entities and each of such other persons, a “Regulated Person” and, collectively, the “Regulated Persons”) has, and is in compliance with the terms and conditions of, all Permits (including, without limitation, Permits with respect to engaging in gaming and/or racing operations, as applicable), necessary or advisable to own, lease, use and operate the properties and assets and to conduct and carry on the businesses described in each of the Time of Sale Information and the Final Offering Circular, other than (i) such Permits the failure of which to have would not, singly or in the aggregate, have a Material Adverse Effect and (ii) Post-Closing Permits. All such Permits are valid and in full force and effect. Each of the Regulated Persons is in compliance with the terms and conditions of all Permits (including, without limitation, Permits with respect to engaging in gaming and/or racing operations, as applicable) necessary or advisable to own, lease, use and operate the properties and assets and to conduct and carry on the businesses described in each of the Time of Sale Information and the Final Offering Circular, other than where such failure to be in compliance would not, singly or in the aggregate, have a Material Adverse Effect. None of the execution, delivery or performance of any of the Transaction Documents, nor the compliance with the terms and provisions thereof, nor the consummation of any of the Transactions will allow or result in, and no event has occurred which allows or results in, or after notice or lapse of time would allow or result in, the imposition of any material penalty under, or the revocation or termination of, any such Permit or any material impairment of the rights of the holder of any such Permit. None of the Company Entities has any reason to believe that any issuer is considering limiting, conditioning, suspending, modifying, revoking or not renewing any such Permit.

(v)           No Investigations of Regulated Persons. To the knowledge of the Company Entities, (i) no Governmental Authority is investigating any Regulated Person, and (ii) there is no basis for any of the Gaming/Racing Authorities to deny the renewal of the current Permits held by any of the Regulated Persons, except for ordinary course investigations.

(w)          Title to Assets. Immediately following the Closing, each of the Company and the Subsidiaries (i) will have good and marketable title, free and clear of all Liens (other than Permitted Liens), to all property and assets described in each of the Time of Sale Information and the Final Offering Circular as being owned by it, (ii) will enjoy peaceful and undisturbed possession under all leases to which it is a party as lessee and (iii) will hold a valid leasehold interest with respect to each such lease.

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(x)            Sufficiency and Condition of Assets. The assets of each of the Company and the Subsidiaries include all of the assets and properties necessary or required in, or otherwise material to, the conduct of the businesses of each of them as currently conducted and as proposed to be conducted, and such assets are in working condition, except where the failure of such assets to be in working condition would not, singly or in the aggregate, have a Material Adverse Effect.

(y)           Insurance. Each of the Company and the Subsidiaries maintains reasonably adequate insurance covering its properties, operations, personnel and businesses against losses and risks in accordance with customary industry practice. All such insurance is outstanding and duly in force.

(z)            Real Property. No condemnation, eminent domain, or similar proceeding exists, is pending or, to the knowledge of the Company Entities, is threatened, with respect to or that could affect any properties or assets of either of the Company or any of the Subsidiaries, except for such proceedings as would not, singly or in the aggregate, have a Material Adverse Effect. Other than as set forth in Schedule 6(z), no owned real property of either of the Company or any of the Subsidiaries is subject to any sales contract, option, right of first refusal or similar agreement or arrangement with any third party. There is no real property currently under contract or subject to an option in favor of any of the Company or any of the Subsidiaries, except for (i) real property which the failure of the Company or any of the Subsidiaries to acquire, would not, singly or in the aggregate, have a Material Adverse Effect, and (ii) the real property listed on Schedule 6(z) hereto.

(aa)         Related Party Transactions. Except as adequately disclosed in each of the Time of Sale Information and the Final Offering Circular, there are no material related party transactions between any of the Company Entities and (i) any director (or nominee for election as a director) or executive officer of any of the Company Entities, (ii) any beneficial or record owner of more than five percent of any class of the Company’s voting securities or (iii) any member of the immediate family of any of the foregoing persons.

(bb)         Taxes. All tax returns required to be filed by either of the Company or by any of the Subsidiaries in any jurisdiction (including foreign jurisdictions) have been filed and, when filed, all such returns were accurate in all material respects, and all taxes, assessments, fees and other charges (including, without limitation, withholding taxes, penalties and interest) due or claimed to be due from either of the Company or from any of the Subsidiaries have been paid, other than those being contested in good faith by appropriate proceedings, or those that are currently payable without penalty or interest and, in each case, for which an adequate reserve or accrual has been established on the books and records of the Company or the Subsidiaries, as applicable, in accordance with generally accepted accounting principles of the United

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States, consistently applied (“GAAP”). There are no actual or proposed additional tax assessments for any tax period against either of the Company or against any of the Subsidiaries that could, singly or in the aggregate, have a Material Adverse Effect. The charges, accruals and reserves on the books and records of the Company and the Subsidiaries, as applicable, in respect of any tax liability for any tax periods not finally determined are adequate to meet any assessments of tax or re-assessments of additional tax for any such period.

(cc)         Intellectual Property. Other than as would not, singly or in the aggregate, have a Material Adverse Effect, the Company and the Subsidiaries own, possess or are licensed under, and have the right to use, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “Intellectual Property”) currently used in, or necessary for the conduct of, their businesses, free and clear of all Liens, other than Permitted Liens. To the knowledge of the Company Entities, no claims have been asserted by any person challenging the use of any such Intellectual Property by any of the Company or the Subsidiaries or questioning the validity or effectiveness of any license or agreement related thereto, and there is no valid basis for any such claim, and the use of such Intellectual Property by the Company and the Subsidiaries will not infringe on the Intellectual Property rights of any other person.

(dd)         Accounting Controls. Except as disclosed in each of the Time of Sale Information and the Final Offering Circular, each of the Company and the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) material transactions are executed in accordance with management’s general or specific authorization, (ii) material transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences.

(ee)         Financial Statements. The audited historical consolidated financial statements and related notes of the Company and the Subsidiaries contained in each of the Time of Sale Information and the Final Offering Circular (the “Company Audited Financial Statements”) and the unaudited condensed consolidated financial statements and related notes of the Company and the Subsidiaries contained in each of the Time of Sale Information and the Final Offering Circular (the “Company Interim Financial Statements” and, together with the Company Audited Financial Statements, the “Company Financial Statements”) present fairly the consolidated financial position, results of operations and cash flows of the Company and the Subsidiaries, as of the respective dates and for the respective periods to which they apply, and have been

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prepared in accordance with GAAP consistently applied throughout the periods involved and the requirements of Regulation S-X that would be applicable if the Preliminary Offering Circular or the Final Offering Circular, as the case may be, were a prospectus included in a registration statement on Form S-1 filed under the Act (the “S-X Requirements”). The summary historical financial data included in each of the Time of Sale Information and the Final Offering Circular for the Company and the Subsidiaries have been prepared on a basis consistent with that of the Company Financial Statements and present fairly the financial position and results of operations of the Company and the Subsidiaries, on a consolidated basis, as of the respective dates and for the respective periods indicated.

All other financial, statistical and market and industry related data included in each of the Time of Sale Information and the Final Offering Circular are fairly and accurately presented in all material respects and are based on or derived from sources the Company believe to be reliable and accurate. Ernst & Young LLP are independent public accountants with respect to the Company.

(ff)           No Material Adverse Change. Subsequent to the respective dates as of which information is given in each of the Time of Sale Information and the Final Offering Circular, except as adequately disclosed in each of the Time of Sale Information and the Final Offering Circular, (i) neither of the Company nor any of the Subsidiaries has incurred any liabilities, direct or contingent, that are material, singly or in the aggregate, to any of them, or has entered into any material transactions not in the ordinary course of business, (ii) there has not been any decrease in the capital stock, or any material increase in long-term indebtedness or any material increase in short-term indebtedness of any of the Company or the Subsidiaries, or any payment of or declaration to pay any dividends or any other distribution with respect to any of the Company or the Subsidiaries (other than dividends or distributions between the Company and any of the Guarantors), and (iii) there has not been any material adverse change in the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole (each of clauses (i), (ii) and (iii), a “Material Adverse Change”). Except as disclosed in each of the Time of Sale Information and the Final Offering Circular, there is no event that has occurred or that is reasonably likely to occur which, if it were to occur, could reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect or result in a Material Adverse Change.

(gg)         Ratings. No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Act (i) has imposed (or has informed either of the Company or any Guarantor that it is considering imposing) any condition (financial or otherwise) on the Company’s or any Guarantor’s retaining any rating assigned to any securities of either of the Company or any Guarantor, or (ii) has indicated to either of the Company or any Guarantor that it is considering (A) the

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downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned, or (B) any change in the outlook for any rating of any securities of either of the Company or any Guarantor.

(hh)         Solvency. Each of the Company and each Guarantor is incurring its respective indebtedness under the Series A Notes and the Guarantees for proper purposes and in good faith. Immediately before and after giving effect to the issuance of the Series A Notes, (i) the assets of the Company and the Subsidiaries (including the Guarantors), considered as a whole and as a going concern, at a fair valuation, will exceed the sum of their debts, taken as a whole; (ii) the present fair salable value of the assets of the Company and the Subsidiaries (including the Guarantors), considered as a whole and as a going concern, will exceed the amount required to pay their liability on their debts, taken as a whole; (iii) the Company will have adequate capital with which to conduct its present and anticipated businesses; and (iv) neither the Company nor any Guarantor will intend to incur or believe or reasonably should believe that it will incur debts beyond its ability to pay as those debts become due. The Company is not aware of any reason why it would be inappropriate to consider, for purposes of clauses (i) and (ii) above, the Company and the Subsidiaries as a going concern. For purposes of this paragraph, “debts” includes contingent and unliquidated debts.

(ii)           No Solicitation. Neither of the Company nor any of their affiliates nor anyone acting on their behalf has (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Notes or to facilitate the sale or resale of any of the Notes, (ii) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, any of the Notes, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of either of the Company.

(jj)           No Registration. Without limiting clause (s) above, no registration under the Act, and no qualification of the Indenture under the TIA is required for the sale of the Series A Notes and the Guarantees to the Initial Purchasers as contemplated hereby or for the Exempt Resales, assuming (i) that the purchasers in the Exempt Resales are Eligible Purchasers, (ii) the accuracy of the Initial Purchasers’ representations contained in Section 7, and (iii) the accuracy of the representations made by each Accredited Investor who purchases the Series A Notes pursuant to an Exempt Resale as set forth in the letter of representation in the form of Annex A to the Preliminary Offering Circular. No form of general solicitation or general advertising (including, without limitation, as such terms are defined in Regulation D under the Act) was used by either of the Company or any of their respective affiliates or any of their respective representatives in connection with the offer and sale of any of the Series A Notes or in connection with Exempt Resales. No securities of the same class as the Series A Notes have been offered,

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issued or sold by either of the Company or any of their respective affiliates within the six-month period immediately prior to the date hereof.

(kk)         ERISA. Except as set forth in Schedule 6(kk) hereto, neither of the Company nor any of their respective “Affiliates” maintains a plan that is intended to qualify under Section 401(a) of the Code, or is a “party in interest” or a “disqualified person” with respect to any employee benefit plans. No condition exists or event or transaction has occurred in connection with any employee benefit plan that could result in either of the Company or any such “Affiliate” incurring any liability, fine or penalty that could, singly or in the aggregate, have a Material Adverse Effect. Neither of the Company nor any trade or business under common control with the Company (for purposes of Section 414(c) of the Code) maintains any employee pension benefit plan that is subject to Title IV of the Employee Retirement Income Act of 1974, as amended, or the rules and regulations promulgated thereunder (“ERISA”).

The terms “employee benefit plan,” “employee pension benefit plan,” and “party in interest” shall have the meanings assigned to such terms in Section 3 of ERISA. The term “Affiliate” shall have the meaning assigned to such term in Section 407(d)(7) of ERISA, and the term “disqualified person” shall have the meaning assigned to such term in section 4975 of the Internal Revenue Code of 1986, as amended, or the rules, regulations and published interpretations promulgated thereunder (collectively the “Code”).

(ll)           Investment Company Act and Other Federal Regulations. None of the Company nor any of the Subsidiaries has taken, and none of them will take, any action that may cause this Agreement or the issuance of the Series A Notes to, and none of the Transactions will, violate or result in a violation of Section 7 of the Exchange Act (including, without limitation, Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System). Neither of the Company or any of the Subsidiaries is subject to regulation, or shall become subject to regulation upon the consummation of the Offering and sale of the Series A Notes and the application of the net proceeds thereof as described in each of the Time of Sale Information and the Final Offering Circular, or the consummation of any of the other Transactions, under the Investment Company Act of 1940, as amended, and the rules and regulations and interpretations promulgated thereunder, or under any other Federal or state statute or regulation limiting its ability to incur or assume indebtedness for borrowed money.

(mm)       No Brokers. Neither of the Company nor any of the Subsidiaries has dealt with any broker, finder, commission agent or other person (other than the Initial Purchasers) in connection with the Transactions and neither of the Company or any of the Subsidiaries is under any obligation to pay any broker’s fee or commission in connection

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with the Transactions (other than commissions and fees to the Initial Purchasers as set forth in each of the Time of Sale Information and the Final Offering Circular).

(nn)         No Labor Disputes. To the knowledge of the Company Entities, none of the Company Entities  is engaged in any unfair labor practice. There is (i) no unfair labor practice complaint or other proceeding pending or, to the knowledge of the Company Entities, threatened against either of the Company or any of the Subsidiaries before the National Labor Relations Board or any state, local or foreign labor relations board or any industrial tribunal, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending or, to the knowledge of the Company Entities, threatened, (ii) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Company Entities, threatened against either of the Company or any of the Subsidiaries, and (iii) no union representation question existing with respect to the employees of either of the Company or any of the Subsidiaries, and, to the knowledge of the Company Entities, no union organizing activities are taking place that, in the case of each of clauses (i), (ii) and (iii) above, would, singly or in the aggregate, have a Material Adverse Effect.

(oo)         Environmental Laws. Except as disclosed in each of the Time of Sale Information and the Final Offering Circular or as otherwise would not, singly or in the aggregate, have a Material Adverse Effect or otherwise require disclosure in the Time of Sale Information or the Final Offering Circular, (i) neither of the Company nor any of the Subsidiaries has been or is in violation of any federal, state or local laws and regulations relating to pollution or protection of human health or the environment, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of toxic or hazardous substances, materials or wastes, or petroleum and petroleum products (“Materials of Environmental Concern”), or otherwise relating to the protection of human health and safety, or the use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with, or lack of, any permits or other environmental authorizations; (ii) there are no circumstances, either past, present or that are reasonably foreseeable, that may lead to any such violation in the future; (iii) neither of the Company nor any of the Subsidiaries has received any communication (written or oral), whether from a Governmental Authority or otherwise, alleging any such violation; (iv) there is no pending or, to the knowledge of the Company Entities, threatened claim, action, investigation, notice (written or oral) or other Proceeding by any person or entity alleging potential liability of either of the Company or any of the Subsidiaries (or against any person or entity for whose acts or omissions the Company or any of the Subsidiaries is or may reasonably be expected to be liable, either contractually or by operation of law) for investigatory, cleanup, or other response costs, or natural resources or property damages, or personal injuries, attorney’s fees or penalties relating to (A) the presence, or release into the environment, of any Materials of Environmental Concern at any location, or (B)

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circumstances forming the basis of any violation or potential violation, of any Environmental Law (collectively, “Environmental Claims”); and (v) there are no past or present actions, activities, circumstances, conditions, events or incidents that could form the basis of any Environmental Claim.

Each of the Company and the Subsidiaries, as the Company reasonably believes to be necessary and appropriate, (i) has conducted a review of the effect of Environmental Laws on the business, operations and properties of each of the Company and the Subsidiaries, in the course of which, or as a result of which, the Company has identified and evaluated associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities, and any potential liabilities to third parties); and (ii) has conducted, as necessary and appropriate, environmental investigations of, and, in any case, has reviewed reasonably available information regarding, the business, properties and operations of each of the Company and the Subsidiaries, and of other properties within the vicinity (consistent with ASTM or other applicable industry standards with respect to such offsite properties) of their business, properties and operations, as the Company reasonably believes to be necessary and appropriate for the circumstances of each such property and operation; on the basis of such reviews, investigations and inquiries, the Company has reasonably concluded that any costs and liabilities associated with such matters would not have, singularly or in the aggregate, a Material Adverse Effect or otherwise require disclosure in the Time of Sale Information or the Final Offering Circular.

(pp)         Directed Selling Efforts. None of the Company Entities nor any of their respective affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company Entities make no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S under the Act (“Regulation S”) with respect to the Series A Notes or the Guarantees.

(qq)         Offshore Transactions. The Series A Notes offered and sold in reliance on Regulation S have been and will be offered and sold only in offshore transactions, as such term is defined in Regulation S (“Offshore Transactions”).

(rr)           No Plan or Scheme. The sale of the Series A Notes pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

(ss)         Regulation S Offering Restrictions. The  Company Entities and their respective affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Company Entities make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Series A Notes outside the United States.

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(tt)           Restricted Period. The Series A Notes sold in reliance on Regulation S will be represented upon issuance by a temporary global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903(b)(3) of the Act and only upon certification of beneficial ownership of such Series A Notes by non-U.S. persons or U.S. persons who purchased such Series A Notes in transactions that were exempt from the registration requirements of the Act.

(uu)         Disclosure Controls. Each of the Company and the Subsidiaries has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and Chief Financial Officer by others within those entities, and, except as disclosed in each of the Time of Sale Information and the Final Offering Circular, such disclosure controls and procedures are effective to perform the functions for which they were established. The Company’s independent auditors and board of directors have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect any of the Company’s and the Subsidiaries’ ability to record, process, summarize and report financial data; and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in any of the Company’s or the Subsidiaries’ internal controls. All material weaknesses, if any, in internal controls have been identified to the Company’s and the Subsidiaries’ independent auditors. Since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses. The principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of each of the Company and the Subsidiaries have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in each such certification are complete and correct. The Company, the Subsidiaries and the Company’s directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission promulgated thereunder.

(vv)         Representations and Warranties. Each certificate signed by any officer of any of the Company Entities and delivered to the Initial Purchasers or counsel for the Initial Purchasers in connection with the Transactions shall be deemed to be a representation and warranty by such Company Entities to the Initial Purchasers as to the matters covered thereby.

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7.     Representations and Warranties of the Initial Purchasers. Each Initial Purchaser, severally but not jointly, represents and warrants to the Company and the Guarantors that:

(a)           QIB. It is a QIB with such knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in the Series A Notes.

(b)           Eligible Purchasers. It (i) is not acquiring the Series A Notes with a view to any distribution thereof that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction, and (ii) will be soliciting offers for the Series A Notes only from, and will be reoffering and reselling the Series A Notes only to, persons in the United States whom it reasonably believes to be (A) QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A under the Act, (B) Accredited Investors that execute and deliver to each of the Company and the Initial Purchasers a letter containing certain representations and agreements in the form attached as Annex A to the Preliminary Offering Circular or (C) Regulation S Purchasers in Offshore Transactions in reliance upon Regulation S under the Act.

(c)           No General Solicitation. No form of general solicitation or general advertising within the meaning of Section 502(c) of the Act has been or will be used by the Initial Purchasers or any of their respective representatives in connection with the offer and sale of any of the Series A Notes.

(d)           Representations of Eligible Purchasers. In connection with the Exempt Resales, it will solicit offers to buy the Series A Notes only from, and will offer and sell the Series A Notes only to, persons whom it reasonably believes to be Eligible Purchasers, who, in purchasing such Series A Notes, will be deemed to have represented and agreed that (i) if such Eligible Purchaser is a QIB that it is purchasing the Series A Notes for its own account or for the account of another QIB; (ii) such Series A Notes have not been registered under the Act or any other applicable securities law, and may not be offered, sold or otherwise transferred prior to the date which is two years (or such other period that may hereafter be provided under Rule 144(k) under the Act as permitting resales of restricted securities by non-affiliates without restriction) after the later of the original issue date of the Series A Notes and the last date on which the Company or any affiliate of the Company was the owner of the Series A Notes (or any predecessor of the Series A Notes) only (A) to the Company pursuant to the indenture governing the Notes, (B) pursuant to a registration statement which has been declared effective under the Act, (C) for so long as the Series A Notes are eligible for resale pursuant to Rule 144A under the Act, to a person who the seller reasonably believes is a QIB that purchases for its own account or the account of a QIB to whom notice is given that the transfer is being made in reliance on Rule 144A under the Act, (D) outside the

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United States in an Offshore Transaction in accordance with Rule 904 under the Act, (E) to an institutional “accredited investor” within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Act that is acquiring the Series A Notes for its own account or the account of such an institutional “accredited investor,” for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Act or (E) pursuant to another available exemption from the registration requirements of the Act, subject to the Company’s and the Trustee’s right prior to any such offer, sale or transfer pursuant to clause (E) or (F) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to each of them, and in each of the foregoing cases, a certificate of transfer in the form appearing on the Series A Notes is completed and delivered by the transferor to the Trustee and in each case in accordance with applicable securities laws of any U.S. state or any other applicable jurisdiction; and (iii) that the holder will, and each subsequent holder is required to, notify any purchaser from it of the Series A Notes of the resale restrictions set forth in clause (ii) above.

(e)           Power and Authority. It has all requisite power and authority to enter into, deliver and perform its obligations under this Agreement and the Registration Rights Agreement and each of this Agreement and the Registration Rights Agreement has been duly authorized by it.

(f)            Directed Selling Efforts. Such Initial Purchaser and its affiliates or any person acting on its or their behalf have not engaged and will not engage in any directed selling efforts within the meaning of Regulation S with respect to the Series A Notes or the Guarantees.

(g)           Offshore Transactions. The Series A Notes offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S have been and will be offered and sold by such Initial Purchaser only in Offshore Transactions.

(h)           No Plan or Scheme. The sale of the Series A Notes offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

(i)            Regulation S Offering Restrictions. Such Initial Purchaser has not offered or sold and will not offer or sell the Series A Notes in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 under the Act (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Series A Notes pursuant hereto and the Closing Date, other than in accordance with Regulation S of the Act or another exemption from the registration requirements of the Act. During such 40-day restricted period, such Initial Purchaser will not cause any advertisement with respect to the Series A Notes (including any “tombstone” advertisement) to be

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published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Series A Notes, except such advertisements as permitted by and include the statements required by Regulation S.

(j)            Notice Required. At or prior to confirmation of a sale of Series A Notes by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903(b)(3) under the Act, such Initial Purchaser will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

“The Series A Notes covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the Offering and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or Rule 144A under the Securities Act or to institutional “accredited investors,” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Series A Notes covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S.”

(k)           Regulation S Security. The Series A Notes offered and sold in reliance on Regulation S will be represented upon issuance by a global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903(b)(3) of the Act and only upon certification of beneficial ownership of such Series A Notes by non-U.S. persons or U.S. persons who purchased such Series A Notes in transactions that were exempt from the registration requirements of the Act.

8.     Indemnification.

(a)           Indemnification of Initial Purchasers. Each of the Company Entities shall, jointly and severally, without limitation as to time, indemnify and hold harmless each of the Initial Purchasers and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) any of the Initial

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Purchasers (any of such persons being hereinafter referred to as a “controlling person”), and the respective officers, directors, partners, employees, representatives and agents of any of the Initial Purchasers and any such controlling person (collectively, with the Initial Purchasers the “Purchaser Indemnified Parties”), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys’ fees) and expenses (including, without limitation, costs and expenses incurred in connection with investigating, preparing, pursuing or defending against any of the foregoing) (collectively, “Losses”), as incurred, directly or indirectly caused by, related to, based upon, arising out of or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Information, the Final Offering Circular or any Supplemental Offering Material or, in each case, any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that neither of the Company nor any Guarantor shall be liable under the indemnity provided in this Section 8(a) to any Purchaser Indemnified Party for any Losses that are based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with the Furnished Information. The parties hereto agree that the only information furnished in writing to the Company by the Initial Purchasers specifically for inclusion in the Time of Sale Information, the Final Offering Circular or any Supplemental Offering Material or any amendment or supplement thereto is the Furnished Information. The Company shall notify the Initial Purchasers promptly of the institution, threat or assertion of any Proceeding of which either of the Company or any Subsidiary is aware in connection with the matters addressed by this Agreement which involves either of the Company, any of the Subsidiaries or any of the Purchaser Indemnified Parties.

(b)           Actions Against Parties; Notification. If any Proceeding shall be brought or asserted against any person entitled to indemnification hereunder (an “Indemnified Party”), such Indemnified Party shall give prompt written notice to the party or parties from which such indemnification is sought (the “Indemnifying Parties” and each, an “Indemnifying Party”); provided, that the failure to so notify the Indemnifying Parties shall not relieve any of the Indemnifying Parties from any obligation or liability except to the extent (but only to the extent) that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal) that such Indemnifying Party has been prejudiced materially by such failure.

The Indemnifying Parties shall have the right, exercisable by giving written notice to an Indemnified Party, within 20 Business Days after receipt of written notice from such Indemnified Party of such Proceeding, to assume, at their expense, the defense of any such Proceeding; provided, that an Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense

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thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or parties unless: (i) the Indemnifying Parties have agreed to pay such fees and expenses; (ii) the Indemnifying Parties shall have failed promptly to assume the defense of such Proceeding or shall have failed to employ counsel reasonably satisfactory to such Indemnified Party; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and one or more Indemnifying Parties (or any affiliates or controlling persons of any of the Indemnifying Parties), and such Indemnified Party shall have been advised by counsel that there may be one or more defenses available to such Indemnified Party that are in addition to, or in conflict with, those defenses available to the indemnifying party or such affiliate or controlling person (in which case, if such Indemnified Party notifies the Indemnifying Parties in writing that it elects to employ separate counsel at the expense of the Indemnifying Parties, the Indemnifying Parties shall not have the right to assume the defense thereof and the reasonable fees and expenses of such counsel shall be at the expense of the Indemnifying Parties; it being understood, however, that, the Indemnifying Parties shall not, in connection with any one such Proceeding or separate but substantially similar or related Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such Indemnified Party).

None of the Indemnifying Parties shall, without the prior written consent of the Indemnified Party, consent to entry of any judgment in or enter into any settlement of any pending or threatened Proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Party is a party thereto) unless such judgment or settlement includes, as an unconditional term thereof, the giving by the claimant or plaintiff to each Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all Losses that may arise from such Proceeding or the subject matter thereof (whether or not any Indemnified Party is a party thereto).

(c)           Indemnification of the Company Entities. Each of the Initial Purchasers shall, severally but not jointly, indemnify and hold harmless each of the Company Entities and each of their controlling persons and the respective members, managers, officers, directors, partners, employees, representatives and agents of the Company Entities and any such controlling person to the same extent as the foregoing indemnity from the Company Entities to each of the Purchaser Indemnified Parties stated in Section 8(a), but only with respect to Losses that are caused by an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with the Furnished Information. The parties hereto agree that the only information furnished in writing to the Company by the Initial Purchasers specifically for inclusion in the Time of Sale Information, the Final Offering Circular or any Supplemental Offering Material or any amendment or supplement thereto is the Furnished Information. Notwithstanding the foregoing, any liability of an Initial Purchaser hereunder shall be

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limited to an amount not to exceed the excess (such excess, the “Aggregate Amount”) of (i) the aggregate gross proceeds received by such Initial Purchaser from the sale of the Series A Notes over (ii) the sum of (A) the aggregate price at which such Initial Purchaser purchased the Series A Notes from the Company and (B) the amount of any Losses that such Initial Purchaser or such Initial Purchaser’s  Purchaser Indemnified Parties otherwise have been required to pay by reason of such untrue or alleged untrue statement of such omission or alleged omission.

(d)           Contribution. If the indemnification provided for in this Section 8 is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless for any Losses in respect of which this Section 8 would otherwise apply by its terms (other than by reason of exceptions provided in this Section 8), then each indemnifying party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Subsidiaries, on the one hand, and the Initial Purchasers, on the other hand, from the Offering or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company Entities, on the one hand, and the Initial Purchasers, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Company Entities, on the one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company Entities, on the one hand, and the total discounts and commissions received by the Initial Purchasers, on the other hand, bear to the total price of the Series A Notes in Exempt Resales as set forth on the cover page of the Final Offering Circular. The relative fault of the Company Entities, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or any Subsidiary, on the one hand, or the Initial Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an Indemnified Party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any Proceeding, to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 8 was available to such party.

Each party hereto agrees that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section

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8(d), the Initial Purchasers shall not be required to contribute, in the aggregate, any amount in excess of the Aggregate Amount. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)           Nonexclusive Remedy. The indemnity and contribution agreements contained in this Section 8 are in addition to any liability that any of the Indemnifying Parties may otherwise have to the Indemnified Parties, and do not limit in any way rights or remedies which may otherwise be available at law or in equity.

9.     Conditions.

(a)           Conditions to Obligations of Initial Purchasers. The obligations of the Initial Purchasers to purchase the Series A Notes under this Agreement are subject to the satisfaction or waiver of each of the following conditions:

(i)            Representations and Warranties of Company Entities. All the representations and warranties of each of the Company Entities in this Agreement and in each of the Transaction Documents to which it is a party shall be true and correct in all material respects (other than representations and warranties with a Material Adverse Effect qualifier or other materiality qualifier, which shall be true and correct as written) at and as of the Closing Date after giving effect to the Transactions with the same force and effect as if made on and as of such date. On or prior to the Closing Date, each of the Company and the Subsidiaries and, to the knowledge of the Company Entities, each other party to the Transaction Documents (other than the Initial Purchasers) shall have performed or complied in all material respects with all of the agreements and satisfied in all material respects all conditions on their respective parts to be performed, complied with or satisfied pursuant to the Operative Documents.
(ii)           Contents of Offering Circular. (i) Neither the Time of Sale Information, nor any individual Supplemental Offering Material when considered together with the Time of Sale Information, in each case, as of the Applicable Time, contained, (ii) the Final Offering Circular, as of its date did not and, without giving effect to any amendment or supplement thereto, as of the Closing Date does not, contain, and (iii) each amendment or supplement thereto as of its date did not contain, any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the foregoing shall not apply to any statements or omissions made by the Company in reliance on and in conformity with the Furnished Information.
(iii)          Availability of Offering Circular. The Final Offering Circular shall have been printed and copies made available to the Initial Purchasers as required by Section 5(c).

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(iv)          No Injunction. No injunction, restraining order or order of any nature by a Governmental Authority shall have been issued as of the Closing Date that would prevent or interfere with the issuance and sale of the Series A Notes and the Guarantees or the consummation of any of the Transactions; and no stop order suspending the qualification or exemption from qualification of any of the Series A Notes in any jurisdiction shall have been issued and no Proceeding for that purpose shall have been commenced or be pending or contemplated.
(v)           No Proceedings. No action shall have been taken and no Applicable Law shall have been enacted, adopted or issued that would, as of the Closing Date, prevent the consummation of any of the Transactions. No Proceeding shall be pending or threatened other than Proceedings that (A) if adversely determined would not, singly or in the aggregate, adversely affect the issuance or marketability of the Series A Notes, and (B) would not, singly or in the aggregate, have a Material Adverse Effect.
(vi)          No Material Adverse Change. Since the date as of which information is given in the Time of Sale Information (without giving effect to any amendment thereto or supplement thereto), there shall not have been any Material Adverse Change.
(vii)         PORTAL. The Notes shall have (A) been designated PORTAL securities in accordance with the rules and regulations adopted by the NASD relating to trading in the PORTAL market, and (B) received a rating of “B-” and “BBB” from Standard & Poor’s Corporation and Moody’s Investors Services, Inc., respectively.
(viii)        Maintenance of Rating. As of the Closing Date, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of any securities of either of the Company (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of any securities of either of the Company by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Notes than that on which the Notes were marketed.
(ix)           Officers’, Secretary’s and Solvency Certificates. The Initial Purchasers shall have received on the Closing Date (A) certificates dated the Closing Date, signed by (1) the Chief Executive Officer, and (2) the principal financial or

35

accounting officer of each of the Company Entities, on behalf of such Company Entity, confirming the matters set forth in paragraphs (i), (ii), (iv), (v), (vi), (viii)  and (xiv) of this Section 9(a), (B) a certificate, dated the Closing Date, signed by the (1) Chief Executive Officer and (2) the principal financial or accounting officer of each of the Company Entities, on behalf of each such Company Entity, stating that the industry, statistical and market-related data included in each of the Time of Sale Information and the Final Offering Circular has been reviewed by such persons and, to the best knowledge of such persons, subject to the risks and limitations described in each of the Time of Sale Information and the Final Offering Circular, is true and accurate in all material respects and is based on or derived from sources which the Company believe to be reliable and accurate, which certificate shall be in form and substance satisfactory to counsel for the Initial Purchasers, (C) a certificate, dated the Closing Date, signed by the Secretary of each of the Company Entities, certifying such matters as the Initial Purchasers may reasonably request, and (D) a certificate of solvency, dated the Closing Date, signed by the principal financial or accounting officer of the Company Entities substantially in the form previously approved by the Initial Purchasers.
(x)            Opinions of Counsel. The Initial Purchasers shall have received, a favorable opinion (in form and substance satisfactory to the Initial Purchasers and counsel to the Initial Purchasers), dated the Closing Date, of each of the following:  (A) Ruben & Aronson, LLP, special counsel to the Company Entities, containing opinions substantially to the effect of the opinions set forth in Exhibit A hereto; (B) Turner & Johns, PLLC, special West Virginia counsel to Mountaineer Park, Inc., containing the opinions substantially to the effect of the opinions set forth in Exhibit B hereto; (C) Jones Vargas, special Nevada counsel to Speakeasy Gaming of Las Vegas, Inc. and Speakeasy Gaming of Fremont, Inc. containing the opinions substantially to the effect of the opinions set forth in Exhibit C hereto; (D) Stevens & Lee, special Pennsylvania counsel to Presque Isle Downs, Inc., containing the opinions substantially to the effect of the opinions set forth in Exhibit D hereto; (E) Crabbe, Brown & James, LLP, special Ohio counsel to Scioto Downs, Inc., containing the opinions substantially to the effect of the opinions set forth in Exhibit E hereto; and (F) Warner, Norcross & Judd, LLP, special Michigan counsel to Jackson Racing, Inc., containing the opinions substantially to the effect of the opinions set forth in Exhibit F hereto; (G) Fredrikson & Byron, P.A., special Minnesota counsel to MTR Harness, Inc., containing the opinions substantially to the effect of the opinions set forth in Exhibit G hereto; and (H) Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Initial Purchasers.
(xi)           Accountants’ Comfort Letters. The Initial Purchasers shall have received from Ernst & Young LLP, independent public accountants with respect to the Company, (1) a customary comfort letter, dated as of the date of this Agreement, in form and substance satisfactory to the Initial Purchasers, containing the information and statements of the type ordinarily included in accountants’ “comfort letters,” with respect to the financial statements of the Company and the Subsidiaries and certain financial

36

information with respect to the Company and the Subsidiaries contained in the Time of Sale Information and (2) a customary “bring-down comfort letter,” dated the Closing Date, in form and substance satisfactory to the Initial Purchasers, to the effect that Ernst & Young LLP reaffirms the statements made in its letter furnished pursuant to clause (1) above with respect to such financial statements and certain financial information contained in the Time of Sale Information and the Final Offering Circular, except that the specified date referred to shall be a date not more than five days prior to the Closing Date.
(xii)          Execution and Delivery of Documents. The Operative Documents shall have been executed and delivered by all parties thereto and the Initial Purchasers shall have received a fully executed original of each Operative Document.
(xiii)         Additional Transaction Documents. The Initial Purchasers or their counsel shall have received copies of all opinions, certificates, letters and other documents delivered under or in connection with the Operative Documents.
(xiv)        Consummation of Transactions. Each of the Transactions shall have been consummated on terms that conform to the description thereof in each of the Time of Sale Information and the Final Offering Circular. The terms of each Document shall conform in all material respects to the description thereof in each of the Time of Sale Information and the Final Offering Circular.
(xv)         Permits. All Permits required to be obtained from, and all notices or declarations required to be made with, any Gaming/Racing Authority or other Governmental Authority to permit the issuance and sale of the Series A Notes and the Guarantees in accordance with the terms of, and in the aggregate principal amount set forth in, this Agreement shall have been obtained and made, in each case free of any conditions other than those set forth in this Agreement; and all Permits (other than the Post-Closing Permits) required to be obtained from, and all notices or declarations required to be made with, any Gaming/Racing Authority or other Governmental Authority to consummate the other Transactions contemplated by the Transaction Documents shall have been obtained and made, in each case free of any conditions other than those set forth in such Transaction Documents or as described in each of the Time of Sale Information and the Final Offering Circular.
(xvi)        Consent Solicitation. Pursuant to the Consent Solicitation, (A) the Company shall have received validly delivered (and not validly revoked) consents to the Proposed Amendments, (B) the Company and the Guarantors shall have executed the Supplemental Indenture and paid the Consent Fee (as defined in the Statement) to all persons entitled to receive the Consent Fee under the Consent Documents and (C) the Proposed Amendments shall have become effective and operative.
(xvii)       Credit Agreement Amendment. The Company shall have

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received the written consent of the Requisite Lenders (as defined in the Existing Credit Facility) to the issuance of the Notes.
(xviii)      Additional Documents. Counsel to the Initial Purchasers shall have been furnished with such documents as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 9 and in order to evidence the accuracy, completeness and satisfaction of the representations, warranties and conditions contained in this Agreement.

(b)           Conditions to the Company’s and the Guarantors’ Obligations. The obligations of the Company to sell, and the obligations of the Guarantors to guarantee, the Series A Notes under this Agreement are subject to the satisfaction or waiver of each of the following conditions:

(i)            Payment. The Initial Purchasers shall have delivered payment to the Company for the Series A Notes pursuant to Sections 2 and 4 of this Agreement and shall have complied in all material respects with all other obligations and agreements required to be complied with by it hereunder on or prior to the Closing Date.
(ii)           Representations and Warranties. All of the representations and warranties of the Initial Purchasers in this Agreement shall be true and correct in all material respects at and as of the Closing Date, with the same force and effect as if made on and as of such date.
(iii)          No Injunctions. No injunction, restraining order or order of any nature by a Governmental Authority shall have been issued as of the Closing Date that would prevent or interfere with the issuance and sale of the Series A Notes; and no stop order suspending the qualification or exemption from qualification of any of the Series A Notes in any jurisdiction shall have been issued and no Proceeding for that purpose shall have been commenced or be pending or contemplated as of the Closing Date.

10.   Termination. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto. The Initial Purchasers may terminate this Agreement at any time prior to the Closing Date by written notice to the Company if any of the following has occurred:

(a)           Material Adverse Effect. Since the date as of which information is given in the Time of Sale Information, any Material Adverse Effect or any Material Adverse Change that could, in the Initial Purchasers’ judgment, (i) make it impracticable or inadvisable to proceed with the Offering or delivery of the Series A Notes, including the Exempt Resales, on the terms and in the manner contemplated in the Time of Sale Information or (ii) materially impair the investment quality of the Notes.

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(b)           Failure to Satisfy Conditions. The failure of any of the Company Entities to satisfy the conditions contained in Section 9(a) on or prior to the Closing Date.

(c)           Outbreak of Hostilities. Any outbreak or escalation of hostilities, any declaration of war by the United States, any other calamity, emergency or crisis, any material adverse change in economic conditions in or the financial markets of the United States or elsewhere or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which could make it, in the Initial Purchasers’ judgment, impracticable or inadvisable to market or proceed with the offering or delivery of the Series A Notes on the terms and in the manner contemplated in the Time of Sale Information or to enforce contracts for the sale of any of the Series A Notes.

(d)           Suspension of Trading. The suspension or limitation of trading generally in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or any setting of limitations on prices for securities on any such exchange or on the Nasdaq National Market.

(e)           Enactment of Adverse Law. The enactment, publication, decree or other promulgation after the date hereof of any Applicable Law that in the Initial Purchasers’ opinion materially and adversely affects, or could materially and adversely affect, the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of either of the Company or any of the Subsidiaries.

(f)            Downgrade of Securities. On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of any of the Company Entities or any securities of any of the Company Entities (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of any of the Company Entities or any securities of any of the Company Entities (by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Notes than that on which the Notes were marketed.

(g)           Banking Moratorium. The declaration of a banking moratorium by any Governmental Authority; or the taking of any action by any Governmental Authority after the date hereof in respect of its monetary or fiscal affairs that in the Initial

39

Purchasers’ opinion could have a material adverse effect on the financial markets in the United States or elsewhere.

The respective indemnities, contribution and expense reimbursement provisions and agreements, and representations, warranties and other statements of the Company Entities and the Initial Purchasers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchasers or any of the Company Entities, or any of their respective officers, directors, members or managers or any of their respective controlling persons, (ii) acceptance of the Notes, and payment for them hereunder, and (iii) any termination of this Agreement (including, without limitation, any termination pursuant to this Section 10). Without limiting the foregoing, notwithstanding any termination of this Agreement, the Company Entities shall be and shall remain jointly and severally liable (i) for all expenses that they have agreed to pay pursuant to Section 5(f), and (ii) pursuant to Section 8.

11.   Default of Initial Purchasers. If one of the Initial Purchasers defaults in its obligations to purchase Notes hereunder and the aggregate principal amount of the Notes that such defaulting Initial Purchaser agreed but failed to purchase does not exceed 10% of the total principal amount of the Notes, the non-defaulting Initial Purchaser may make arrangements satisfactory to the Company for the purchase of such Notes by other persons, including the non-defaulting Initial Purchaser, but if no such arrangements are made by the Closing Date, the non-defaulting Initial Purchaser shall be obligated to purchase the Notes that such defaulting Initial Purchaser agreed but failed to purchase. If one Initial Purchaser so defaults and the aggregate principal amount of the Notes with respect to which such default occurs exceeds 10% of the total principal amount of the Notes and arrangements satisfactory to the non-defaulting Initial Purchaser and the Company for the purchase of such Notes by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of the non-defaulting Initial Purchaser or the Company, except as provided in Section 10 hereof. As used in this Agreement, the term “Initial Purchaser” includes any person substituted for an Initial Purchaser under this Section 9. Nothing herein will relieve a defaulting Initial Purchaser from liability for its default.

12.   Miscellaneous.

(a)           Notices. Notices given pursuant to any provision of this Agreement shall be addressed as follows:  (i) if to any of the Company Entities, to MTR Gaming Group, Inc., State Route 2 South, P.O. Box 358, Chester, West Virginia 26034, facsimile number (304) 387-8302, Attention: Chief Financial Officer, with a copy to Ruben & Aronson, LLP, 4800 Montgomery Lane, Suite 150, Bethesda, Maryland 20814, facsimile number (301) 951-9636, Attention: Robert L. Ruben, Esq., and (ii) if to the Initial Purchasers, c/o Jefferies & Company, Inc., 520 Madison Avenue, 12th Floor, New York, New York 10022, Attention:  Lloyd Feller, Esq., with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Suite 3400, Los Angeles,

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California 90071, facsimile number (213) 687-5600, Attention:  Nicholas P. Saggese, Esq. (provided, that any notice pursuant to Section 8 hereof will be mailed, delivered, telegraphed or sent by facsimile and confirmed to the party to be notified and its counsel), or in any case to such other address as the person to be notified may have requested in writing.

(b)           Successors and Assigns. This Agreement has been and is made solely for the benefit of and shall be binding upon each of the Company Entities, the Initial Purchasers and, to the extent provided in Section 8, the controlling persons, officers, directors, partners, employees, representatives and agents referred to in Section 8, and their respective heirs, executors, administrators, successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Series A Notes from the Initial Purchasers merely because of such purchase. Notwithstanding the foregoing, it is expressly understood and agreed that each purchaser who purchases Series A Notes from the Initial Purchasers is intended to be a beneficiary of the Company’s covenants contained in the Registration Rights Agreement to the same extent as if the Notes were sold and those covenants were made directly to such purchaser by the Company, and each such purchaser shall have the right to take action against the Company to enforce, and obtain damages for any breach of, those covenants.

(c)           GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED, AND THE RIGHTS OF THE PARTIES SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAWS AND RULE 327(b) OF THE NEW YORK CIVIL PRACTICE LAWS AND RULES. EACH OF THE COMPANY ENTITIES HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXTENT PERMITTED BY LAW, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. EACH OF THE COMPANY ENTITIES IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDINGS BROUGHT IN SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE

41

COMPANY ENTITIES IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY OR SUCH GUARANTOR, AS THE CASE MAY BE, AT THE ADDRESS SET FORTH HEREIN, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE INITIAL PURCHASERS TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OF THE COMPANY ENTITIES IN ANY OTHER JURISDICTION.

(d)           Counterparts. This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

(e)           Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. When a reference is made in this Agreement to a Section, paragraph, subparagraph, Schedule or Exhibit, such reference shall mean a Section, paragraph, subparagraph, Schedule or Exhibit to this Agreement unless otherwise indicated.

(f)            Interpretation. The words “include,” “includes,” and “including” when used in this Agreement shall be deemed in each case to be followed by the words “without limitation.”  The phrases “the date of this Agreement,” “the date hereof,” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to May 22, 2006. The words “hereof,” “herein,” “herewith,”  “hereby” and “hereunder” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. The phrase “to the knowledge of the Company Entities” means the actual knowledge, after due inquiry, of any of the directors or officers of any of the Company Entities. Unless the context otherwise requires, defined terms shall include the singular and plural and the conjunctive and disjunctive forms of the terms defined.

(g)           Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining

42

terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(h)           Amendment. This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by each of the signatories hereto.

(i)            No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Initial Purchasers, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) no Initial Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company on other matters) and no Initial Purchaser has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Initial Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

[signature pages follow]

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Please confirm that the foregoing correctly sets forth the agreement between the Company and the Initial Purchasers.

Very truly yours,

ISSUER:
MTR GAMING GROUP, INC.

	By:	/s/ Edson Arneault
		Name:	Edson R. Arneault
		Title:	President and CEO

GUARANTORS:
MOUNTAINEER PARK, INC.

	By:	/s/ Edson Arneault
		Name:	Edson R. Arneault
		Title:	President

PRESQUE ISLE DOWNS, INC.

	By:	/s/ Edson Arneault
		Name:	Edson R. Arneault
		Title:	President

Purchase Agreement Page S-1

SPEAKEASY GAMING OF LAS VEGAS, INC.

By:	/s/ Edson Arneault
	Name:	Edson R. Arneault
	Title:	President

SCIOTO DOWNS, INC.

By:	/s/ Edson Arneault
	Name:	Edson R. Arneault
	Title:	Vice President

SPEAKEASY GAMING OF FREMONT, INC.

By:	/s/ Edson Arneault
	Name:	Edson R. Arneault
	Title:	President

JACKSON RACING, INC.

By:	/s/ Edson Arneault
	Name:	Edson R. Arneault
	Title:	President

MTR HARNESS, INC.

By:	/s/ Edson Arneault
	Name:	Edson R. Arneault
	Title:	President

Purchase Agreement Page S-2

ACCEPTED AND AGREED TO:

JEFFERIES & COMPANY, INC.

By:	/s/ Christian Morris
	Name:	Christian Morris
	Title:	Managing Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Andrew J. McCarthy
	Name:	Andrew J. McCarthy
	Title:	Managing Director

Purchase Agreement Page S-3

EXHIBIT A

FORM OF OPINION OF RUBEN & ARONSON, LLP

May 25, 2006

Jefferies & Company, Inc.
Wells Fargo Securities, LLC
c/o Jefferies & Company, Inc.
11100 Santa Monica Boulevard
10th Floor
Los Angeles, CA  90025

Re:         MTR Gaming Group, Inc.
9% Senior Subordinated Notes due 2012

Ladies and Gentlemen:

We have acted as securities counsel to (i) MTR Gaming Group, Inc., a Delaware corporation (the “Company”), (ii) Mountaineer Park, Inc., a West Virginia corporation (“Mountaineer”), (iii) Speakeasy Gaming of Las Vegas, Inc., a Nevada corporation (“Speakeasy Vegas”), (iv) Presque Isle Downs, Inc., a Pennsylvania corporation (“PDI”), (v) (v) Speakeasy Gaming of Fremont, Inc., a Nevada corporation (“Speakeasy Fremont”), (vi) Scioto Downs, Inc., an Ohio corporation (“Scioto”), (vii) Jackson Racing, Inc., a Michigan corporation (“Jackson”), and (viii) MTR-Harness, Inc., a Minnesota corporation (“MTR-Harness”), in connection with the Purchase Agreement dated as of May 22, 2006 (the “Purchase Agreement”) entered into by and among the Company, Mountaineer, Speakeasy Vegas, PDI, Speakeasy Fremont, Scioto, Jackson, MTR-Harness, Jefferies & Company, Inc. (“Jefferies”), and Wells Fargo Securities, LLC (“Wells”) pursuant to which the Company is selling to Jefferies and Wells $125,000,000 aggregate principal amount of MTR’s 9% Series A Senior Subordinated Notes due 2012, including the Guarantees endorsed thereon. This opinion is being delivered pursuant to Section 9(a)(x)(A) of the Purchase Agreement. All capitalized terms used herein and not otherwise defined herein, shall have the meanings set forth in the Purchase Agreement.

In connection with this opinion we have examined and reviewed (a) the Purchase Agreement dated as of May 22, 2006; (b) the Indenture dated as of May 25, 2006; (c) the Time of Sale Information; (d) the Final Offering Circular dated May 22, 2006; (e) the Notes, including the Guarantees thereon dated May 25, 2006; (f) the Registration Rights Agreement dated May 25, 2006; (g) the Supplemental Indenture dated as of May 17, 2006; (h) the Consent Documents; (i) the Articles of Incorporation and Bylaws of each of the Company Entities, in each case, as amended to date, certified by the respective Secretary of each such Company; (j) certificates from the Delaware Secretary of State indicating that the Company is a Delaware corporation in good standing as of May 24, 2006; and (k) a certificate of the Secretary of the Company attesting to the validity of, and attaching copies of resolutions adopted by the Board of Directors of the

Company authorizing the execution, delivery and performance of the Documents (as defined below) to which they are a party, signed by each of the members of the Board of Directors. The documents set forth in items (a) through (k) above are referred to herein collectively as the “Documents.”

In making such examination and review, we have assumed the genuineness of all signatures (other than the signatures of officers signing on behalf of the Company Entities), the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. We have also assumed the valid authorization, execution and delivery of each of the Documents by each party thereto (other than the Company Entities), and we have assumed, where applicable, that each such other party has been duly organized, is validly existing and in good standing under its jurisdiction of organization and possess the corporate or other organization power to perform its obligations thereunder. We have made such inquiries of fact and law as we believed necessary and appropriate in giving our opinions. We have made reasonable inquiry of the Company with respect thereto, and nothing has come to our attention that leads us to believe we are not justified in making our assumptions set forth in this opinion.

With respect to matters of law of the States of Nevada, West Virginia, Pennsylvania, Ohio, Michigan, and Minnesota, unless otherwise stated herein, we have relied upon the opinions (which have been provided to you) of Jones Vargas, Nevada counsel to Speakeasy Vegas and Speakeasy Fremont; Turner & Johns, PLLC, West Virginia counsel to Mountaineer; Stevens & Lee, Pennsylvania counsel to PDI; Crabbe, Brown & James, LLP, Ohio counsel to Scioto, Warner, Norcross & Judd LLP, Michigan counsel to Jackson; and Fredrikson Byron, P.A., Minnesota counsel to MTR-Harness (collectively, “Local Counsel”).

Based on the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1.           Due Organization; Good Standing of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to conduct and carry on its business and to own, lease, use and operate its properties and assets as described in each of the Time of Sale Information and the Final Offering Circular. The Company is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or the ownership, leasing, use or operation of its properties and assets requires such qualification or licensing.

2.           Outstanding Shares and Interests. All of the outstanding shares of capital stock in the Company have been duly authorized, are validly issued, fully paid and nonassessable, and were not issued in violation of, and are not subject to, any preemptive or similar rights.

3.           Power and Authority. The Company has all requisite power and authority to execute, deliver and perform its obligations under the Documents to which it is a party and to consummate the Transactions contemplated thereby.

4.           Subsidiaries. Immediately following the Closing, the only subsidiaries of the Company will be the direct and indirect subsidiaries of the Company listed on Schedule 6(d) to the Purchase Agreement and (ii) except as set forth on Schedule 6(d) to the Purchase Agreement, the Company will directly own 100% of the outstanding shares of capital stock of each Subsidiary, in each case, free and clear of all Liens, except for Liens securing loans made under the Existing Credit Facility, the New Credit Facility and Permitted Liens.

5.           No Other Obligations to Issue Certain Securities. To our knowledge, except as disclosed in each of the Time of Sale Information and Final Offering Circular, there are no outstanding (i) securities convertible into or exchangeable for any capital stock of any of the Company Entities, (ii) options, warrants or other rights to purchase or subscribe for any capital stock, or any securities convertible into or exchangeable for any capital stock of any of the Company Entities or (iii) contracts, commitments, agreements, understandings, arrangements, undertakings, rights, calls or claims of any kind relating to the issuance of any capital stock of any of the Company Entities, any such convertible or exchangeable securities or any such options, warrants or rights, except commitments of the Company or Company Entities to cause the Company to issue options to certain employees and non-employee directors pursuant to employment or engagement agreements in effect on the Issue Date. To our knowledge, except as set forth above, none of the Company Entities owns, directly or indirectly, any capital stock of or equity interest in any person, except that Scioto, Mid-America Racing Association, Inc., and Jackson Trotting Association, LLC own 790 shares, 760 shares, and 975 shares, respectively, of Wagering Insurance North America, Ltd.

6.           No Other Registration Rights. To our knowledge, except for the Purchase Agreement, the Registration Rights Agreement, and agreements between the Company and its directors and officers relating to the registration of shares underlying stock options granted in the ordinary course of the Company’s business, there are no contracts, commitments, agreements, arrangements, understandings or undertakings of any kind to which any of the Company Entities is a party, or by which any of them is bound, granting to any person the right (i) to require the Company or any Subsidiary to file a registration statement under the Act with respect to any securities of the Company or any Subsidiary or requiring the Company or any Subsidiary to include such securities with the Notes and the Guarantees registered pursuant to any registration statement, or (ii) to purchase or offer to purchase any securities of any of the Company Entities or any of their respective affiliates, it being understood that from time to time the Company may deem it advisable to repurchase its common stock from any Disqualified Holder as that term is defined in the Company’s Articles of Incorporation or may be required by Gaming/Racing Authorities (as defined in the Purchase Agreement) to repurchase the Company’s securities from any holder deemed unsuitable by such Gaming/Racing Authorities.

7.           Valid, Binding and Enforceability.

(a) Purchase Agreement. The Purchase Agreement and the Transactions contemplated thereby (including without limitation the Offering and the issuance and sale of the Notes in accordance with the Purchase Agreement, and the execution of the Supplemental Indenture) have been duly authorized, validly executed and delivered by the Company, and, assuming the due authorization, execution and delivery of the Purchase Agreement by the Initial Purchasers, is the legal, valid and binding obligation of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, except that (i) such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer or similar laws and (ii) any rights of acceleration and the availability of equitable remedies may be subject to general principles of equity (whether considered in a proceeding in equity or at law).

(b) Indenture. The Indenture and the Transactions contemplated thereby have been duly authorized by the Company, and the Indenture has been validly executed and delivered by the Company, and, assuming the due authorization, execution and delivery of the Indenture by the Trustee, is the legal, valid and binding obligation of the Company and each of the Guarantors, and is enforceable against the Company and each of the Guarantors in accordance with its terms, except that (i) such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer or similar laws and (ii) any rights of acceleration and the availability of equitable remedies may be subject to general principles of equity (whether considered in a proceeding in equity or at law). The Indenture conforms to the requirements of the Trust Indenture Act of 1939, as amended (the “TIA”), applicable to an indenture that is required to be qualified under the TIA.

(c) Registration Rights Agreement. The Registration Rights Agreement and the Transactions contemplated thereby have been duly authorized, validly executed and delivered by the Company, and, assuming the due authorization, execution and delivery of the Registration Rights Agreement by the Initial Purchasers, is the legal, valid and binding obligation of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, except that (i) such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer or similar laws and (ii) any rights of acceleration and the availability of equitable remedies may be subject to general principles of equity (whether considered in a proceeding in equity or at law).

(d) Series A Notes. The Series A Notes have been duly authorized by the Company for issuance and sale to the Initial Purchasers pursuant to the Purchase Agreement and have been validly executed and delivered by the Company and, when authenticated by the Trustee in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, the Series A Notes will be the legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except that (i) such enforceability may be limited by applicable bankruptcy, insolvency or similar laws and (ii) any rights of acceleration and the availability of equitable remedies may be subject to general principles of equity (whether considered in a proceeding in equity or at law).

(e) Series B Notes. The Series B Notes have been duly authorized by the Company and, when issued and executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and delivered in the Registered Exchange Offer in exchange for the Series A Notes, the Series B Notes will have been validly executed and delivered and will be the legal, valid and binding obligation of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except that (i) such enforceability may be limited by applicable bankruptcy, insolvency or similar laws and (ii) any rights of acceleration and the availability of equitable remedies may be subject to general principles of equity (whether considered in a proceeding in equity or at law).

(f) Guarantees of Series A Notes. The Guarantee to be endorsed on the Series A Notes by each Guarantor, when the Series A Notes have been authenticated by the Trustee in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, will be the legal, valid and binding obligation of each such Guarantor, enforceable against each such Guarantor in accordance with its terms, except that (i) such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer or similar laws and (ii) any rights of acceleration and the availability of equitable remedies may be subject to general principles of equity (whether considered in a proceeding in equity or at law).

(g) Guarantees of Series B Notes. The Guarantee to be endorsed on the Series B Notes by each Guarantor, when the Series B Notes have been issued and executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture (and the Guarantees of the Series B Notes by Speakeasy Vegas and Speakeasy Fremont have been approved by the Nevada Gaming Control Board and the Nevada Gaming Commission as set forth in the opinion of Jones Vargas, special Nevada Counsel, delivered to the Initial Purchasers pursuant to the Purchase Agreement) and delivered in exchange for the Series A Notes in accordance with the terms of the Indenture, the Registration Rights Agreement and the Registered Exchange Offer, will be the legal, valid and binding obligation of each such Guarantor, enforceable against each such Guarantor in accordance with its terms, except that (i) such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer or similar laws and (ii) any rights of acceleration and the availability of equitable remedies may be subject to general principles of equity (whether considered in a proceeding in equity or at law).

(h) Transaction Documents. Each of the Transactions has been duly authorized by each of the Company Entities party thereto. The Supplemental Indenture has been duly executed and delivered by each of the Company Entities party thereto and is the legal, valid and binding obligation of each of the Company Entities party thereto, enforceable against each of the Company Entities party thereto in accordance with its terms, except that (i) such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer or similar laws and (ii) any rights of acceleration and the availability of equitable remedies may be subject to general principles of equity (whether considered in a proceeding in equity or at law).

8.           No Violation. To our knowledge, none of the Company Entities is (i) in material violation of any Applicable Law, or (ii) in material breach of or material default under any Applicable Agreement.

9.           No Conflict. To our knowledge, none of the execution, delivery or performance of any of the Documents, nor the compliance with the terms and provisions thereof, nor the consummation of any of the Transactions will conflict with, violate, constitute a material breach of or a material default (with the passage of time or otherwise) under, result in the imposition of a Lien on any assets or capital stock of or membership interests in either of the Company or any of the Guarantors, or result in an acceleration of indebtedness pursuant to, (i) any Applicable Agreements or (iii) any Applicable Law. To our knowledge, after giving effect to the Transactions, no Default or Event of Default (each, as defined in the Indenture) will exist.

10.         Permits.

(a) No Permit is required in connection with, or as a condition to, the execution, delivery or performance of the Documents, the compliance with the terms and provisions thereof or the consummation of any of the Transactions, other than (i) such Permits as have been made or obtained on or prior to the Closing Date, which Permits are in full force and effect on the Closing Date, (ii) the order of the Commission declaring the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, effective, (iii) as set forth in the Purchase Agreement, or the Time of Sale Information; and (iv) such Permits as have been set forth in the opinions of any Local Counsel delivered to the Initial Purchasers pursuant to the Purchase Agreement.

(b) To our knowledge, the Company has, and is in material compliance with the terms and conditions of, all Permits necessary or advisable to own, lease, use and operate the properties and assets and to conduct and carry on the businesses described in each of the Time of Sale Information and the Final Offering Circular other than those the failure of which to have would not, singly or in the aggregate, have a Material Adverse Effect. To our knowledge, except as described in each of the Time of Sale Information and the Final Offering Circular, the Company has not received notice that any entity is challenging or considering limiting, conditioning, suspending, modifying, revoking or not renewing any such Permit.

(c) Except as described in each of the Time of Sale Information and the Final Offering Circular, none of the execution, delivery or performance of any of the Documents, nor the compliance with the terms and provisions thereof, nor the consummation of any of the Transactions will allow or result in, and, to our knowledge, no event has occurred which allows or results in, or after notice or lapse of time would allow or result in, the imposition of any material penalty under, or the revocation or termination of, any such Permit or any material impairment of the rights of the holder of any such Permit.

(d) Our opinions in this paragraph 10 expressly exclude Permits with respect to the operation of gaming, racing, lottery and the sale of alcohol as to which we refer you to the opinions of Local Counsel.

11.         No Proceedings.

(a) To our knowledge, there is no Proceeding pending or threatened either (i) with respect to any of the Company Entities in connection with, or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge, any of the Documents or any of the Transactions, or (ii) except as described in each of the Time of Sale Information and the Final Offering Circular, that could, singly or in the aggregate, have a Material Adverse Effect.

(b) To our knowledge, no injunction or order has been issued and there is no Proceeding pending or, threatened that (i) asserts that the offer, sale and delivery of the Series A Notes and the Guarantees to the Initial Purchasers pursuant to the Purchase Agreement or the initial resale of the Series A Notes and the Guarantees by the Initial Purchasers in the manner contemplated by the Purchase Agreement are subject to the registration requirements of the Act, or (ii) would prevent or suspend the issuance or sale of the Notes or the use of the Preliminary Offering Circular, the Pricing Term Sheet or the Final Offering Circular, or any amendment or supplement thereto, in any jurisdiction. With respect to our opinion in this Paragraph 11(b), we have assumed that purchasers of the Notes are either qualified institutional buyers as defined in Rule 144A under the Securities Act, institutional accredited investors within the meaning of Rule 501(a)(1), (2), (3), or (7) of the Securities Act, or, with respect to purchasers acquiring the Notes pursuant to the transaction exemption provided by Regulation S under the Securities Act, non-U.S. persons as defined in Regulation S.

12.         Related Party Transactions. Except as adequately disclosed in each of the Time of Sale Information or the Final Offering Circular, to our knowledge, there are no related party transactions that would be required to be disclosed in the Time of Sale Information or the Final Offering Circular if the Time of Sale Information or the Final Offering Circular, respectively, were a prospectus included in a registration statement on Form S-1 filed under the Act.

13.         No Registration. It is not necessary in connection with the offer, sale and delivery of the Series A Notes and the Guarantees to the Initial Purchasers pursuant to the Purchase Agreement or the initial resale of the Series A Notes and the Guarantees by the Initial Purchasers in the manner contemplated by the Purchase Agreement and described in each of the Time of Sale Information and the Final Offering Circular, to register such sales or resales of the Series A Notes and the Guarantees under the Act, and it is not necessary, prior to the Registered Exchange Offer or the effectiveness of the Shelf Registration Statement to qualify the Indenture under the TIA.

14.         Rule 144A Eligibility. Except for the Company’s Common Stock, $.00001 Par Value, and the Company’s Contingent Earnout Participation Rights issued to certain former holders of the common stock of Scioto, there are no securities of any Company Entity registered under the Exchange Act or listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a United States automated inter-dealer quotation system. The Series A Notes are eligible for resale pursuant to Rule 144A under the Act, provided that such notes are offered for resale and are resold in the manner described in the Time of Sale Information.

15.         Investment Company Act. None of the Company or any of the Guarantors is subject to regulation, or shall become subject to regulation solely by reason of the consummation of the Transactions, under the Investment Company Act of 1940, as amended, and the rules and regulations and interpretations promulgated thereunder, or under any other Federal or state statute or regulation limiting its ability to incur or assume indebtedness for borrowed money.

16.         Offering Circular. Each of the Documents conforms in all material respects to the descriptions thereof contained in each of the Time of Sale Information and the Final Offering Circular. The information in each of the Time of Sale Information and the Final Offering Circular under the headings “Offering Circular Summary—The Offering,” “Certain Transactions,” “Business—Properties,” “Business—Litigation,” “Description of Certain Indebtedness,” “Description of Notes,” “Regulation and Licensing—IRS Regulations and Currency Transaction Reporting,” “Regulation and Licensing—Compliance with Other Laws,” “Regulation and Licensing—Environmental Matters,” “Plan of Distribution” and “Notice to Investors” has been reviewed by us and, to the extent that it constitutes statements or matters of law, summaries of legal matters, summaries or descriptions of securities, instruments, agreements or other documents, summaries of proceedings, or legal conclusions, it is correct in all material respects.

We have participated in conferences with officers and other representatives of the Company Entities, counsel for the Company Entities, representatives of the independent accountants of the Company, representatives of the Initial Purchasers and counsel for the Initial Purchasers, at which the contents of each of the Time of Sale Information and the Final Offering Circular and related matters were discussed. Although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Time of Sale Information or the Final Offering Circular and, except as set forth above, have made no independent check or verification thereof, nothing has come to our attention which leads us to believe that (i) the Time of Sale Information, as of the Applicable Time, (ii) the Final Offering Circular, as of its date and as of the date hereof, and (iii) any amendment or supplement thereto, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

The foregoing opinions are further subject to the following qualifications and limitations:

a)                                      Our opinions are limited to the laws of the States of Delaware and New York, and the federal laws of the United States, and no opinion is expressed as to any matter governed by the laws of any other state or jurisdiction. The opinions expressed herein are based on the applicable Delaware and New York laws, rules and regulations and the federal laws of the United States in effect as of the date hereof;

b)                                     Our opinions are limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressed herein;

c)                                      Our opinions are given as of this date and we assume no obligation to update to reflect any facts or circumstances which may hereafter come to our attention or any change in any laws or regulations which may hereafter occur;

d)                                     As used in this opinion, the phrase “to our knowledge” means the knowledge of the attorneys of this firm who have represented the Company Entities in this transaction, without independent inquiry, except as obtained in this representation and except as expressly noted in this opinion letter; and

Our opinions are also subject to the following assumptions, qualifications and limitations:

e)                                      Our opinions are limited by the effect and possible unenforceability of contractual provisions providing for choice of governing law or jurisdiction;

f)                                        Our opinions are limited by the possible unenforceability of provisions requiring indemnification for, or providing exculpation, release or exemption for liability for, action or inaction, to the extent such action or inaction involves negligent or willful misconduct, or to the extent otherwise contrary to federal or state securities laws or public policy;

g)                                     Our opinions are limited by the possible unenforceability of provisions that waivers or consents by a party may not be given effect unless in writing or in compliance with particular requirements, or that a person’s course of dealing, course of performance, or the lack or failure or delay in taking action may constitute a waiver of related rights or provisions, or that one or more waivers may not under certain circumstances constitute a waiver of other matters of the same kind;

h)                                     Our opinions are limited by the possible unenforceability of provisions permitting modifications or amendments of an agreement only in writing;

i)                                         Our opinions are limited by the possible unenforceability of provisions stating that the provisions of an agreement are severable;

j)                                         Our opinions are limited by the possible unenforceability of provisions that are against public policy;

k)                                      Our opinions are limited by the possible unenforceability of provisions permitting the exercise, under certain circumstances, of rights without notice or without providing opportunity to cure failures to perform;

l)                                         Our opinions are limited by the unenforceability under certain circumstances of provisions to the effect that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of the right or remedy;

m)                                   Our opinions are limited based on statutes or on public policy limiting a person’s right to waive the benefits of statutory provisions or common law right; and

n)                                     Our opinions are limited based on the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws affecting the rights and remedies of creditors.

Our opinions are also subject to the following assumptions:

(i)                                     The factual information contained in the material which we have reviewed is accurate and complete and contains no material omission or misrepresentations;

(ii)                                  That all laws and regulations that we have reviewed are valid;

(iii)                               All permits issued or other actions taken by State or Federal governments are valid and supported by proper authority; and

(iv)                              That the original executed Documents will be in the form submitted to us for our review, and will be completed and conformed in a full, accurate, and consistent manner.

This opinion letter is given solely for your benefit, and your respective successors and assigns, in connection with the transactions referred to herein and may not be relied upon by any other party without the prior written consent of this firm.

Very truly yours,

Ruben & Aronson, LLP

EXHIBIT B

FORM OF OPINION OF TURNER & JOHNS, PLLC

May 25, 2006

Jefferies & Company, Inc.
Wells Fargo Securities, LLC
c/o Jefferies & Company, Inc.
11100 Santa Monica Boulevard
10th Floor
Los Angeles, CA  90025

Ladies and Gentlemen:

We are special West Virginia counsel to Mountaineer Park, Inc., a West Virginia corporation (the “West Virginia Guarantor”), and have acted in such capacity in connection with the Purchase Agreement, the other Operative Documents (as defined below) and the transactions relating to the Offering and the application of the proceeds therefrom as described in each of the Time of Sale Information and the Final Offering Circular and the issuance and sale of the Notes in accordance with the Purchase Agreement (the “Transaction”). This opinion is delivered to you at the request of the West Virginia Guarantor pursuant to Section 9(a)(x)(B) of the Purchase Agreement for the reliance of the Initial Purchasers.

All capitalized terms which are used herein, and which are not otherwise defined herein, shall have the meaning set forth in the Purchase Agreement. We have made such investigations of law as we have deemed necessary or advisable for the purpose of this opinion, and we have reviewed the following documents all dated as of May 25, 2006, unless otherwise indicated:  (i) the Purchase Agreement dated May 22, 2006; (ii) the Indenture; (iii) the Registration Rights Agreement; (iv) the form of the Series A Notes; (v) the Supplemental Indenture; (vi) the Consent Documents; and (vii) the Guarantee as it relates to the West Virginia Guarantor (the “Operative Documents”). We also have reviewed the Time of Sale Information and the Final Offering Circular, dated May 22, 2006.

In rendering the opinions set forth herein, we have further (i) made such inquiries, and reviewed such other documents, as we deemed appropriate under the circumstances; (ii) reviewed the Certificate of Good Standing issued by the State of West Virginia as of [            ], 2006; and (iii) reviewed the contracts listed on Schedule I hereto (the “Contracts”).

In making such examination and review, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. We have also assumed the valid authorization, execution and delivery (other than the West Virginia Guarantor) of each Operative Document by each party thereto, and we have assumed, where applicable, that each such other party has been duly organized, is validly existing and in good standing under its jurisdiction of organization and possesses the corporate or other organization power to perform its obligations thereunder. As to various questions of fact material to our opinion, we have relied upon an Opinion Certificate of an officer of the West Virginia Guarantor and have assumed that such Certificate and the representations contained therein continue to remain true and complete as of the date of this opinion.

In basing the opinions and other matters set forth herein on “our knowledge,” the words “our knowledge” and similar language signify that, in the course of our representation of the West Virginia Guarantor in matters with respect of which we have been engaged by the West Virginia Guarantor as special counsel, no information has come to our attention that would give us actual knowledge or actual notice that any such opinions or other matters are not accurate or that any of the foregoing documents, certificates and information on which we have relied are not accurate and complete. Except as otherwise stated herein, we have undertaken no independent investigation or verification of such matters. The words “our knowledge” and similar language used herein are intended to be limited to the knowledge of the lawyers within our Firm who have provided substantive legal advice to the West Virginia Guarantor in connection with this Transaction, without independent investigation.

Based on the foregoing and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that:

1.           Due Organization; Good Standing of the West Virginia Guarantor. The West Virginia Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of West Virginia, and has all requisite power and authority to conduct and carry on its business and to own, lease, use and operate its properties and assets as described in each of the Time of Sale Information and the Final Offering Circular. The West Virginia Guarantor is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or the ownership, leasing, use or operation of its properties and assets require such qualification or licensing.

2.           Outstanding Shares and Interests. All of the outstanding shares of capital stock in the West Virginia Guarantor have been duly authorized, are validly issued, fully paid and non-assessable, and were not issued in violation of, and are not subject to, any preemptive or similar rights.

3.           Power and Authority. The West Virginia Guarantor has all requisite power and authority to execute, deliver and perform its obligations under the Operative Documents to which it is a party and to consummate the Transactions contemplated thereby.

4.           Authorization, Execution and Delivery. The Purchase Agreement and the other Operative Documents to which the West Virginia Guarantor is a party and the Transactions contemplated thereby (including, without limitation, the Offering and the issuance and sale of the Notes in accordance with the Purchase Agreement, and the execution of the Supplemental Indenture) have been duly authorized by the West Virginia Guarantor, and the Purchase Agreement and each of the other Operative Documents to which the West Virginia Guarantor is a party have been validly executed and delivered by the West Virginia Guarantor.

5.           No Violation. To our knowledge, the West Virginia Guarantor is not (i) in violation of its Charter Documents, (ii) any Contract, or (iii) in material violation of any corporate, lottery or horse racing law of the State of West Virginia.

6.           No Conflict. To our knowledge, none of the execution, delivery or performance of any of the Operative Documents, nor the compliance with the terms and provisions thereof, nor the consummation of any of the Transactions will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, result in the imposition of any Lien on any of the assets of the West Virginia Guarantor (except as created by the Indenture) or result in an acceleration of indebtedness pursuant to any Contract.

7.           Permits.

(a) No Permit (including without limitation any Permit of the West Virginia Gaming/Racing Authorities) is required under Applicable Law of the State of West Virginia in connection with, or as a condition to, the execution, delivery or performance of any of the Operative Documents, the compliance with the terms and provisions thereof or the consummation of any of the Transactions, other than such Permits as have been made or obtained on or prior to the Closing Date, which Permits are in full force and effect on the Closing Date.

(b) To our knowledge, each of the Regulated Persons has and  is in compliance with the terms and conditions of, all Permits with respect to engaging in lottery and horse racing operations necessary or advisable under Applicable Law of the State of West Virginia to own, lease, use and operate the properties and to conduct and carry on the businesses described in each of the Time of Sale Information and the Final Offering Circular other than those the failure of which to have could not, singly or in the aggregate, have a Material Adverse Effect. All such Permits with respect to engaging in lottery and horse racing operations are valid and in full force and effect. To our knowledge, no Regulated Person has received notice that any entity is considering limiting, conditioning, suspending, modifying, revoking or not renewing any such Permit with respect to engaging in lottery and horse racing operations. To our knowledge, no Governmental Authority of the State of West Virginia is investigating any Regulated Person.

(c) None of the execution, delivery or performance of any of the Operative Documents, nor the compliance with the terms and provisions thereof, nor the consummation of any of the Transactions will allow or result in, and, to our knowledge, no event has occurred which allows or results in, or after notice or lapse of time would allow or result in, the imposition of any material penalty under, or the revocation or termination of, any such permit or any material impairment of the rights of the holder of any such Permit.

8.           No Proceedings. There is no Proceeding before or by any Governmental Authority of the State of West Virginia pending or, to our knowledge, threatened either (i) with respect to the West Virginia Guarantor in connection with, or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge any of the Operative Documents or any of the Transactions, or (ii) could, singly or in the aggregate, have a Material Adverse Effect.

9.           Real Property. To our knowledge, no condemnation, eminent domain, or similar proceeding before or by any Governmental Authority exists, is pending or to our knowledge, threatened, with respect to or that could affect, any properties or assets of the West Virginia Guarantor, except those acquisitions in lieu of condemnation by the West Virginia Department of Transportation, Division of Highways, which are described in Schedule 6(z) attached to the Purchase Agreement.

10.         Offering Circular. The information in each of the Time of Sale Information and the Final Offering Circular under the headings “Risk Factors — Risks Related to this Offering and the Notes — You may be required to sell your Notes if any gaming authority finds you unsuitable to hold them,” “Risk Factors — Risks Related To Our Business — We are subject to extensive regulation by gaming and racing authorities,” “Risk Factors — Risks Related To Our Business — We will continue to depend on Mountaineer for the vast majority of our revenues, and therefore,  any risks faced by our Mountaineer operations will have a material impact on our results of operations,” “ Regulation and Licensing — West Virginia Racing and Gaming Regulation,” “ Regulation and Licensing — IRS Regulations and Currency Transaction Reporting,” “Regulation and Licensing — Restrictions on Share Ownership and Transfer” and  “Regulation and Licensing — Compliance With Other Laws” has been reviewed by us and, to the extent that it constitutes statements or matters of law, summaries of legal matters, summaries or descriptions of securities, instruments, agreements or other documents, summaries of proceedings, or legal conclusions, it is correct in all material respects.

The opinions set forth above are subject to the following qualifications and limitations:

(1)          The effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws affecting the rights and remedies of creditors.

(2)          The effect of general principles of equity, whether applied by a court of law or equity.

(3)          The effect and possible unenforceability of contractual provisions of providing for choice of governing law or jurisdiction.

(4)          The possible unenforceability of provisions requiring indemnification for, or providing exculpation, release or exemption for liability for, action or inaction, to the extent such action or inaction involves negligent or willful misconduct, or to the extent otherwise contrary to public policy.

(5)          The effect of judicial decisions that may permit the introduction of extrinsic evidence to modify the terms or the interpretation of an agreement.

(6)          The possible unenforceability of provisions that waivers or consents by a party may not be given effect unless in writing or in compliance with particular requirements, or that a person’s course of dealing, course of performance, or the lack or failure or delay in taking action may constitute a waiver of related rights or provisions, or that one or more waivers may not under certain circumstances constitute a waiver of other matters of the same kind.

(7)          The possible unenforceability of provisions permitting modifications or amendments of an agreement only in writing.

(8)          The possible unenforceability of provisions stating that the provisions of an agreement are severable.

(9)          The possible unenforceability of provisions that are against public policy.

(10)        The possible unenforceability of provisions permitting the exercise, under certain circumstances, of rights without notice or without providing opportunity to cure failures to perform.

(11)        The effect of cause of dealing, course of performance, or the like, that would modify the terms of any agreement or the respective rights or obligations of the parties under an agreement.

(12)        We express no opinion regarding federal or state securities laws of any jurisdiction.

(13)        We express no opinion as to the laws of any jurisdiction other than the laws of the State of West Virginia and the laws of the United States of America. To the extent that any documents referred to herein are governed by and construed in accordance with the laws of a jurisdiction other than the State of West Virginia, we have assumed that the laws of such jurisdiction are the same as the laws of the State of West Virginia.

(14)        We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof.

Further, certain provisions contained in the Operative Documents may be unenforceable in whole or in part to the extent any such provision may contravene the public policy of the State of West Virginia.

The opinions expressed herein are solely for your use in connection with the Transactions contemplated by the Operative Documents. This opinion may not be relied on by any other person or in connection with any other matter without our prior written consent. The opinions expressed herein are limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

Very truly yours,

TURNER & JOHNS, PLLC

Schedule I

MOUNTAINEER PARK, INC. CONTRACTS

1.           Agreement dated January 10, 2004 , between Mountaineer Park, Inc. and the Mountaineer Park Horsemen’s Benevolent and Protective Association, Inc.

2.           Agreement dated January 7, 2004, between Mountaineer Park, Inc. and Racetrack Employees Union Local No. 101.

3.           Master Lease Agreement dated January 31, 2000, by and between Mountaineer Park, Inc., and PNC Leasing, LLC.

4.           Master Equipment Lease Agreement dated November 12, 2001, between Mountaineer Park, Inc. and National City Leasing Corporation.

5.           Equipment Lease dated December 16, 2002, between Mountaineer Park, Inc. and BB&T Leasing Corporation.

EXHIBIT C

FORM OF OPINION OF JONES VARGAS

May 25, 2006

JEFFERIES & COMPANY, INC.
WELLS FARGO SECURITIES, LLC
c/o Jefferies & Company, Inc.
11100 Santa Monica Boulevard, 10th floor
Los Angeles, California 90025

Re:         MTR Gaming Group, Inc.
$125,000,0009% Senior Subordinated Notes due 2012

Ladies and Gentlemen:

We have acted as Nevada counsel to Speakeasy Gaming of Las Vegas, Inc. (“SGLV”) and Speakeasy Gaming of Fremont, Inc. (“SGFI”) (collectively, the “Nevada Guarantors”) and special Nevada counsel to MTR Gaming Group, Inc., a Delaware corporation (“MTR” or the “Company”), in connection with that certain Purchase Agreement dated as of May 22, 2006 (the “Purchase Agreement”), pursuant to the terms of which MTR is issuing and selling to Jefferies & Company, Inc. and Wells Fargo Securities, LLC (the “Initial Purchasers”) $125,000,000 aggregate principal amount at maturity of MTR’s 9% Senior Subordinated Notes due 2012, Series A, including the Guarantees endorsed thereon (the “Notes”). This opinion is delivered to you at the request of the Nevada Guarantors pursuant to Section 9(a)(x)(c) of the Purchase Agreement for reliance by the Initial Purchasers.

All capitalized terms which are used herein, and which are not otherwise defined herein, shall have the meanings which are set forth in the Purchase Agreement. For purposes of this letter, the following terms have the following meanings: (i) Nevada Gaming Laws means, collectively, the Nevada Gaming Control Act and the NGC Regulations, (ii) NGC Regulations means the regulations adopted by the Commission under the Nevada Gaming Control Act, and (iii) Gaming Commission means the Nevada Gaming Commission.

We have been furnished with and have examined originals or copies, certified or otherwise identified to our satisfaction, of all the documents, records, reports, and certificates specifically described below, and have relied thereon with respect to questions of fact material to our opinions. Although we have not independently verified information obtained from third persons, we have no current actual knowledge of any factual information which would lead us to form legal opinions different from those expressed herein. These records, documents, and reports and certificates include drafts of the following:

(a)           The Purchase Agreement dated as of May 22, 2006;

(b)           The Indenture dated as of May 25, 2006;

(c)           The Final Offering Circular dated as of May 22, 2006;

(d)           The Time of Sale Information;

(e)           The Notes, including the Guarantees endorsed thereon dated as of May 25, 2006;

(f)            The Registration Rights Agreement dated as of May 25, 2006;

(g)           The Supplemental Indenture dated as of May 17, 2006;

(h)           The Consent Documents (as defined in the Purchase Agreement);

(i)            The Articles of Incorporation and Bylaws of each of the Nevada Guarantors, in each case, as amended to date, certified by the respective President and Secretary of each of the Nevada Guarantors;

(j)            Certificates from the Nevada Secretary of State indicating that each of the Nevada Guarantors is a Nevada corporation in good standing;

(k)           A certificate from the Nevada Secretary of State indicating that the Company is a foreign corporation in good standing;

(l)            A certificate of the Secretary of each of  SGLVI and SGFI attesting to the validity of, and attaching copies of resolutions adopted by the respective Boards of Directors of SGLVI and SGFI authorizing the execution, delivery and performance of the Documents (as defined below) to which they are parties, signed by each member of the respective Boards of Directors; and

(m)          A certificate of the Secretary of the Company attesting to certain matters of fact.

The documents set forth in items (a) through (h) above are referred to herein collectively as the “Documents.”

Whenever any opinion or confirmation set forth in this letter is qualified by the words “to our knowledge” or by other words of similar meaning, such words mean the actual current awareness by lawyers in the Primary Lawyer Group (as defined below) of factual matters such lawyers recognize as being relevant to the opinion or confirmation so qualified. The term “Primary Lawyer Group,” as used in this letter, means the lawyer who signs this opinion, the lawyer within this firm having supervisory responsibility for this firm’s relationship with MTR and the Nevada Guarantors, and every other lawyer in this firm who participated in the representation of MTR and the Nevada Guarantors in connection with the transaction contemplated by the Documents. We have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from our representation of MTR or the Nevada Guarantors.

Assumptions:

In rendering this opinion, we have assumed, with your permission, and without independent investigation:

(i)                                     the authenticity of all documents submitted to us as originals and the conformity to authentic genuine originals of all documents submitted to us as certified, conformed or photostatic copies, whether signed or unsigned;

(ii)                                  that each party to the Documents other than the Nevada Guarantors, and each party constituting such party other than Nevada Guarantors: (a) is duly organized, validly existing, and in good standing under the laws of the state of its organization, (b) has full power, authority, and legal right under the laws of the state of its organization and its organizational documents to execute and deliver, and observe and perform its obligations under the Documents, (c) has taken all actions necessary to authorize the execution and delivery of, and to carry out and consummate the transactions contemplated to be performed on its part by, the Documents, and (d) has duly executed and delivered each of the Documents to which it is a party, and such Documents constitute the legal, valid and binding obligation of the parties thereto, enforceable in accordance with their terms;

(iii)                               the necessary legal capacity and competence of all natural persons;

(iv)                              the genuineness of all signatures;

(v)                                 that the Documents accurately and completely describe and contain the mutual understandings of the parties thereto, and that there are no oral or written statements or agreements among the parties to the Documents, or between any two or more of them, that modify, amend, or vary any of the terms of the Documents or that would have an effect on the opinions rendered herein;

(vi)                              that the original executed Documents will be in the form submitted to us for our review, and will be completed and conformed in a full, accurate, and consistent manner;

(vii)                           all representations and warranties made by any party in any of the

Documents as to factual matters are and, upon execution and delivery of the Documents will be, true, complete and correct in all relevant respects, and all material conditions precedent to the effectiveness of the Documents have been appropriately satisfied or waived;

(viii)                        to the extent the real property of the Nevada Guarantors shall be used for the operation of gaming, no enforcement of, or foreclosure of, or any other resort to a security interest in “gaming devices” or in the proceeds from the operation of a “gaming device,” “game,” “race book” or “sports pool,” or in a “security” issued by the Nevada Guarantors (as such terms are defined in the Nevada Gaming Laws), including the stock or other equity securities of the Nevada Guarantors  and any other affiliate or subsidiary that holds or obtains a Nevada gaming license or that becomes registered with the Gaming Commission and is subject to the provisions of NGC Regulation 15, shall occur without first securing the approvals required by the Nevada Gaming Laws;

(ix)                                to the extent the real property of the Nevada Guarantors shall be used for the operation of gaming, no acquisition of control (as defined in NGC Regulation 16.010(3) and as governed by NGC Regulation 16.200) of Nevada Guarantors, and any other affiliate or subsidiary that holds or obtains a Nevada gaming license or that becomes registered with the Nevada Gaming Authorities and is subject to the provisions of NGC Regulation 15, by any of the Trustee, the Initial Purchasers, or the Eligible Purchasers due to the exercise of rights pursuant to the transfer or assignment of a security of, or leases held by the Nevada Guarantors or any affiliate or subsidiary, the taking of possession of or operation of the premises of a gaming licensee, or the collection of or receipt of rents and profits from a gaming licensee, in each case after an Event of Default (as defined in the Indenture), shall occur without first securing the approvals required by the Nevada Gaming Laws;

(x)                                   none of the Trustee, the Initial Purchasers or any Eligible Purchaser shall take dominion over any premises of the Nevada Guarantors while or if such premises continue to be used for gaming purposes without first obtaining the approvals required by the Nevada Gaming Laws;

(xi)                                none of the Trustee, the Initial Purchasers or any Eligible Purchaser shall exercise “significant influence” (as set forth in NGC Regulation 16.400) over the activities of a gaming licensee without first securing the approvals required by the Nevada Gaming Laws; and

(xii)                             notices, if necessary, shall be given by the Nevada Guarantors pursuant to NGC Regulations 3.020 and 8.130 within the time limits required by those Regulations.

We have also assumed that the Nevada Guarantors will not in the future take any discretionary action (including the decision not to act) permitted by the Transaction Documents that would require any registration with, consent or approval of, or notice to, or other action to, with or by, any Nevada governmental authority or regulatory body.

Opinions:

Based on the foregoing, and such other investigation as we have deemed appropriate for these opinions, and subject to the limitations, assumptions, and qualifications set forth herein, we are of the opinion that:

1.    Each of the Nevada Guarantors is a corporation duly organized, validly existing and, based solely on the Good Standing Certificates, in good standing under the laws of the State of Nevada and has all requisite corporate power and authority under its Charter Documents and the Nevada corporation law to conduct and carry on its business and to own, lease, use and operate its properties and assets as described in each of the Time of Sale Information and the Final Offering Circular.

2.    Each of the Nevada Guarantors has all requisite corporate power and authority under its Charter Documents and the Nevada corporation law to execute, deliver and perform its obligations under the Documents to which it is a party and to consummate the Transactions contemplated thereby.

3.    The Documents to which the Nevada Guarantors are a party and the Transactions contemplated thereby (including without limitation the Offering and the issuance and sale of the Notes in accordance with the Purchase Agreement, and the execution of the Supplemental Indenture) have been duly authorized by each of the Nevada Guarantors, and the Documents to which the Nevada Guarantors are a party have been validly executed and delivered by each of the Nevada Guarantors.

4.    To our knowledge, none of the Nevada Guarantors is (i) in violation of its Charter Documents, (ii) in violation of any Applicable Law of the State of Nevada, or (iii) in breach of or default under any Applicable Agreement.

5.    None of the execution, delivery or performance of any of the Documents, nor the compliance with the terms and provisions thereof, nor the consummation of any of the Transactions will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, result in the imposition of a Lien (as defined in the Indenture) on any assets of the Nevada Guarantors (except as created by the Indenture) or result in an acceleration of indebtedness pursuant to, (i) its Charter Documents, (ii) to our knowledge, any Applicable Agreements; or (iii) any Applicable Law of the State of Nevada.

6.    (a)           No Permit (including without limitation any Permit of the Nevada Gaming Authorities or under Nevada Gaming Law) is required under Applicable Law of the State of Nevada in connection with, or as a condition to, the execution, delivery or performance of any of the Documents, the compliance with the terms and provisions thereof or the consummation of any of the Transactions, other than (i) such Permits as have been made or obtained on or prior to the Closing Date, which Permits, to our knowledge, are in full force and effect on the Closing Date and (ii) any Permits required to be obtained from the Gaming Commission approving the Registered Exchange Offer (including the Guarantee of the Series B Notes by SGLV and SGFI).

(b)           Each of the Nevada Guarantors has, and, to our knowledge, is in compliance with the terms and conditions of, all Permits (including, without limitation, Permits with respect to engaging in gaming operations, but excluding, for purposes of this Section 6(b), those Permits the failure of which to have could not, singly or in the aggregate, have a Material Adverse Effect) necessary or advisable under Applicable Law of the State of Nevada to own, lease, use and operate the properties and to conduct and carry on the businesses described in each of the Time of Sale Information and the Final Offering Circular. All such Permits are valid and in full force and effect. To our knowledge, no Nevada Guarantor has received notice that any entity is considering limiting, conditioning, suspending, modifying, revoking or not renewing any such Permit. To our knowledge, no Governmental Authority of the State of Nevada is investigating any Nevada Guarantor.

(c)          None of the execution, delivery or performance of any of the Documents, nor the compliance with the terms and provisions thereof, nor the consummation of any of the Transactions, will allow or result in, and, to our knowledge, no event has occurred which allows or results in, or after notice or lapse of time would allow or result in, the imposition of any material penalty under, or the revocation or termination of, any such Permit or any material impairment of the rights of the holder of any such Permit, except for the approval of the Registered Exchange Offer (including the Guarantee of the Series B Notes by SGLV and SGFI) delineated in the Registration Rights Agreement by the Nevada State Gaming Control Board and the Gaming Commission.

7.    There is no Proceeding before or by any Governmental Authority of the State of Nevada pending or, to our knowledge, threatened either (i) with respect to any of the Nevada Guarantors in connection with, or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge any of the Documents or any of the Transactions, or (ii) could, singly or in the aggregate have a Material Adverse Effect.

8.    To our knowledge, no condemnation, eminent domain, or similar proceeding before or by any Governmental Authority exists, is pending or is threatened, with respect to or that could affect, any properties or assets of the Nevada Guarantors.

9.    The information in each of the Time of Sale Information and the Final Offering Circular under the headings “Risk Factors—Risks Related to this Offering and the Notes—You may be required to sell your Notes if any gaming authority finds you unsuitable to hold them,”

“Risk Factors— Risks Related to Our Business—We are subject to extensive regulation by gaming and racing authorities,” “Regulation and Licensing—Nevada Gaming Regulation,” “Regulation and Licensing—IRS Regulations and Currency Transaction Reporting,” “Regulation and Licensing—Impact of Resort Hotel Legislation” and “Regulation and Licensing—Compliance with Other Laws” has been reviewed by us and, to the extent that it constitutes statements or matters of law, summaries of legal matters, summaries or descriptions of securities, instruments, agreements or other documents, summaries of proceedings, or legal conclusions, it is correct in all material respects with respect to the Nevada Gaming Laws.

Limitations and Qualifications:

The opinions expressed in this letter are subject to, limited, and qualified by the following:

(a)                                  Limitations on the right of a creditor, secured party or beneficiary to exercise rights and remedies or to impose penalties for late payments or other defaults if it is determined that (i) the defaults are not material, the penalties bear no reasonable relation to the damage suffered as a result of the delinquencies or defaults, or it cannot be demonstrated that the enforcement of the restrictions or burdens is reasonably necessary for the protection of such creditor, secured party or beneficiary, or (ii) the enforcement of the covenants or provisions under the circumstances would violate such creditor’s implied covenant of good faith and fair dealing;

(b)                                 The effect of federal securities laws;

(c)                                  The unenforceability under certain circumstances of provisions to the effect that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of the right or remedy;

(d)                                 The unenforceability under certain circumstances of provisions indemnifying, or prospectively releasing, a party against liability for its own wrongful acts or where the release or indemnification is contrary to public policy; and

(e)                                  Limitations based on statutes or on public policy limiting a person’s right to waive the benefits of statutory provisions or common law rights.

We express no opinion as to:

(1)                                  The ability of SGLV, SGFI or any affiliate or subsidiary to assign, transfer, encumber, or to create or perfect a security interest in any business, liquor, gaming or other license or approval granted by a Nevada state or local political subdivision;

(2)                                  The enforceability under Nevada law of a contractual provision which purports to waive trial by jury, the assertion of counterclaims in an action, or the consolidation of actions;

(3)                                  Title to any property or the priority of any lien or security interest;

(4)                                The reasonableness of any late charge or liquidated damages;

(5)                                  Any attachment to, or document to which reference is made in, any of the Documents (except for references to other Documents);

(6)                                  The effectiveness of any provision requiring consents, modifications or waivers to be in writing;

(7)                                  The unenforceability under certain circumstances of provisions expressly or by implication waiving broadly or vaguely stated rights, unknown future rights, defenses to obligations, or rights granted by laws, where such waivers are against public policy or prohibited by law;

(8)                                  The effectiveness of any provision purporting to require that litigation and other proceedings with respect to the Documents only be prosecuted in certain jurisdictions; and

(9)                                  The effect on the Documents of the covenant of good faith and fair dealing which is impliedly contained in all contracts entered into in the State of Nevada.

We are admitted to practice in the State of Nevada, and our opinion is limited to matters under or involving the laws of the State of Nevada (except for securities or Blue Sky laws on which we express no opinion). We express no opinion as to matters under or involving the laws of any jurisdiction other than the laws of the State of Nevada as those laws presently exist.

This opinion is rendered to the Initial Purchasers, and their respective successors and assigns, in connection with the transactions referred to herein and may not be relied on in any other context; nor may it be relied on by any other Person. This opinion may not be quoted nor may copies hereof be furnished to any other Person without the prior written consent of the undersigned, except that the Initial Purchasers and their respective successors and assigns, and may furnish a copy hereof:  (i) to their respective in-house and independent auditors and attorneys; (ii) to any Governmental Authority or authority having regulatory jurisdiction over any of the Initial Purchasers, or their respective successors and assigns; (iii) pursuant to order or legal process of any court or Governmental Authority; (iv) in connection with any legal action to which any of the Initial Purchasers, or their successors and assigns, are a party arising out of the transactions referred to above.

This letter is issued in the State of Nevada and by issuing this letter the law firm of Jones

Vargas shall not be deemed to be transacting business in any other state. Furthermore, by issuing this letter the law firm of Jones Vargas does not consent to the jurisdiction of any state but the State of Nevada and any claim or cause of action arising out of the opinions expressed herein must be brought in the State of Nevada.

The opinions expressed in this letter are based upon the law in effect on the date hereof, and we assume no obligation to revise or supplement the opinion should such law be changed by legislative action, judicial decision or otherwise.

Respectfully submitted,

JONES VARGAS

EXHIBIT D

FORM OF OPINION OF STEVENS & LEE

May 25, 2006

Jefferies & Company, Inc.
Wells Fargo Securities, LLC
c/o Jefferies & Company, Inc.
11100 Santa Monica Boulevard
10th Floor
Los Angeles, CA  90025

Re:                   Purchase Agreement (the “Purchase Agreement”) dated as of May 22, 2006, by and among MTR Gaming Group, Inc., a Delaware corporation (the “Company”), the Guarantors party thereto, and Jefferies & Company, Inc. and Wells Fargo Securities, LLC (collectively, the “Initial Purchasers”)

Ladies and Gentlemen:

We have acted as special Pennsylvania counsel to Presque Isle Downs, Inc., a Pennsylvania corporation (the “Pennsylvania Guarantor”), in connection with its role as a Guarantor pursuant to the Purchase Agreement and in particular with its execution and delivery of the following documents:

13.           the Purchase Agreement;

14.           the Indenture dated as of May 25, 2006;

15.           the Registration Rights Agreement dated as of May 25, 2006; and

16.           the Guarantee dated as of May 25, 2006.

The documents described in the foregoing clauses (a) through (d) are collectively referred to herein as the “Operative Documents.”  Unless otherwise indicated, capitalized terms used but not defined herein shall have the respective meanings set forth in the Purchase Agreement. This opinion is furnished to you pursuant to Section 9(a)(x)(D) of the Purchase Agreement.

In connection with this opinion, we have examined each Operative Document, or a copy thereof, signed by each of the Company Entities party thereto.

In connection with this opinion, we have also reviewed: (a) the Time of Sale Information; (b) the Final Offering Circular; (c) the Articles of Incorporation and By-Laws of the Pennsylvania Guarantor, in each case as amended through the date hereof, certified as true, correct and complete by the corporate secretary of the Pennsylvania Guarantor; (d) a subsistence certificate dated May 16, 2006 issued by the Secretary of State of the Commonwealth with respect to the Pennsylvania Guarantor; (e) a certificate of the corporate secretary of the Pennsylvania Guarantor attesting to the validity of, and attaching copies of, resolutions adopted by the board of directors of the Pennsylvania Guarantor authorizing, among other things, the Pennsylvania Guarantor’s execution, delivery and performance of the Operative Documents; and (f) the stock ledger of the Pennsylvania Guarantor in the form submitted to us by the corporate secretary of the Pennsylvania Guarantor together with a certificate certifying as to, among other things, the number of issued and outstanding shares of the capital stock of the Pennsylvania Guarantor, the number of shares of such capital stock held by the sole shareholder of the Pennsylvania Guarantor, and other matters relating to the capitalization of the Pennsylvania Guarantor.

The opinions hereinafter expressed are subject to the following qualifications, limitations, assumptions and exceptions:

(a)           We have assumed the genuineness of all signatures other than those of the officers of the Pennsylvania Guarantor, the legal capacity of all natural persons executing the Operative Documents, the authenticity of all documents submitted to us as originals and the conformity of all documents submitted to us as copies to the originals thereof. As to the accuracy of various factual matters material to our opinion, we have relied, without independent investigation or verification, upon the representations and warranties of the Company Entities (including the Pennsylvania Guarantor) contained in the Operative Documents, copies of which have been delivered to you, and, as to certain matters, certificates, letters, telegrams or statements of public officials.

(b)           As special counsel to the Pennsylvania Guarantor, we are only engaged to render substantive attention to specific matters and express no opinion on any matter on which the Pennsylvania Guarantor has not engaged us to render substantive legal advice.

(c)           This opinion is based upon (A) the laws of the Commonwealth of Pennsylvania (the “Commonwealth”) as now in effect, and we express no opinion on the laws of any other jurisdiction (state or federal) and (B) such laws of the Commonwealth that in our experience are normally applicable to transactions of the type contemplated by the Operative Documents.

(d)           It is to be understood that the rights of the Initial Purchasers and the Holders (as defined in the Indenture) with respect to the validity, enforceability or binding nature of the Operative Documents may be limited or otherwise affected by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally heretofore or hereafter enacted and that their validity, enforcement or binding nature may also be subject to the exercise of judicial discretion in the application of general principles of equity in appropriate cases (regardless of whether enforcement is sought in equity or at law). We also express no opinion with respect to the enforceability of the Operative Documents to the extent that such enforceability may be limited by:  (a) the effect of certain laws and judicial decisions limiting on constitutional or public policy grounds:  (i) the remedy of self-help or similar rights and remedies contained in the Operative Documents; and (ii) various waivers of rights and defenses set forth in the Operative Documents, including the right to trial by jury; or (b) the application of a standard of “good faith” or “commercial reasonableness” to any decisions, actions or conduct at any time on the part of the Initial Purchasers and the Holders.

(e)           We have assumed that (a) each of the parties (other than the Pennsylvania Guarantor) to the Operative Documents is duly organized, validly existing and in good standing under the laws of all jurisdictions where it is conducting its businesses or otherwise required to be so qualified, and has full power and authority to execute, deliver and perform its duties under the Operative Documents, (b) the Operative Documents executed by each party (other than the Pennsylvania Guarantor) have been duly authorized, executed and delivered by, and, subject to the qualifications listed in clause (iv) above, constitute legal, valid and binding agreements of, such party, (c) no consent, approval, authorization, declaration or filing by or with any Governmental Authority is required for the valid execution and delivery of the Operative Documents by any party (other than the Pennsylvania Guarantor), and (d) each party (other than the Pennsylvania Guarantor) has acted and will act in good faith and will seek to enforce its rights and remedies under the Operative Documents in a commercially reasonable manner.

(f)            It is to be understood that the enforcement of guaranty and/or security documents entered into by entities to support the obligations of their affiliates has generally required a showing that such affiliated entities are economically integrated and interdependent and that the party guarantying, and/or granting liens to secure the obligations of its affiliate has derived significant economic benefit in connection with its having entered into such guaranty and/or security documents. Accordingly, we have assumed that the business and affairs of the Pennsylvania Guarantor are sufficiently integrated and interdependent with the business and affairs of the Company and that the Pennsylvania Guarantor has derived a sufficient economic benefit from the transactions in connection with which the Operative Documents have been executed and delivered such that a court called upon to enforce the Operative Documents would enforce the Pennsylvania Guarantor’s obligations under the Operative Documents in accordance with their terms.

(g)           We have assumed that the proceeds of the Notes have been disbursed in whole or in part to the Company or in accordance with the Company’s instructions.

(h)           We express no opinion as to the validity or enforceability of any of the following provisions in any of the Operative Documents:  (a) self-help provisions; (b) provisions declaring that failure to exercise or delay in exercising rights or remedies will not impair or operate as a waiver of or acquiescence to any such right or remedy; (c) provisions precluding modification, waiver, discharge or termination of the Operative Documents or any provision thereof by oral agreement or through conduct, custom, course of performance, action or dealing; (d) provisions imposing increased interest rates upon delinquency in payment or the occurrence of a Default or an Event of Default (as defined in the Indenture), liquidated damages or prepayment premiums, to the extent any of the above are deemed to be penalties or forfeitures; (e) provisions purporting to require (or which may be construed to require) waiver of the obligations of good faith, fair dealing, diligence or reasonableness; (f) provisions purporting to grant the Initial Purchasers or the Holders the right to declare an event of default or exercise rights or remedies under the Operative Documents (including acceleration of the interest payments) for certain breaches; (g) provisions purporting to prohibit or restrict (or that may be construed to prohibit or restrict) the Pennsylvania Guarantor from curing any breach on its part; (h) provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful misconduct, or to the extent such release, exculpation, exemption or indemnification is contrary to the public policy of the Commonwealth or any applicable law; (i) provisions purporting to limit judicial discretion regarding the determination of damages and entitlement to attorneys’ fees, costs, expenses or other items which are unreasonable in nature or amount; (j) provisions purporting to waive equitable rights or remedies or any right afforded under any statute, constitutional provision or applicable law; (k) provisions purporting to assign, or permit the assignment of the right, title and interest of any party in and to any of its leases, licenses, permits, warranties, contracts or approvals as against any other party to the Operative Documents to the extent that the consent or approval of such other party is required for any such assignment and has not been obtained; (l) provisions regarding the severability of any provision judicially determined to be unenforceable to the extent any such unenforceable provision is, or is integrally related to, an essential part of the agreed exchange; (m) provisions purporting to establish (or may be construed to establish) evidentiary standards or burdens of proof; (n) provisions purporting to waive any notice requirements; (o) provisions waiving the right to a trial by jury; (p) provisions purporting to constitute a waiver prohibited under the laws of the Commonwealth; (q) provisions regarding forum selection; (r) provisions purporting to consent to jurisdiction, venue or manner of service of process; (s) provisions regarding arbitration; (t) provisions relating to conflicts of laws; (u) provisions relating to the effects of law which may be enacted in the future; (v) provisions appointing or purporting to appoint the Initial Purchasers or any Holder as the attorney-in-fact of the Pennsylvania Guarantor; (w) provisions purporting to require the payment or reimbursement of fees, costs, expenses, or other amounts which are unreasonable in nature or amount; and (x) provisions purporting to limit the liability of any party for its negligent acts or omissions.

(i)            With respect to Opinion 2 below, we have relied upon the above-described certificate of the corporate secretary of the Pennsylvania Guarantor with respect to the capitalization of and related matters concerning the Pennsylvania Guarantor.

(j)            With respect to Opinion 8 below, we express no opinion on the effects, or prospective effects, material or otherwise, of any events on the business of the Pennsylvania Guarantor. In addition, we express no opinion with respect to any specific reservation of rights of the Pennsylvania legislature.

Based upon and subject to the foregoing, and subject to the qualifications, limitations, assumptions and exceptions set forth herein, it is our opinion that:

Due Incorporation; Subsistence of the Pennsylvania Guarantor. The Pennsylvania Guarantor is a corporation duly incorporated and presently subsisting under the laws of the Commonwealth and has all requisite corporate power to conduct and carry on its business and to own, lease, use and operate its properties and assets as it is now being conducted.

Outstanding Shares and Interests. All of the outstanding shares of capital stock in the Pennsylvania Guarantor have been duly authorized, are validly issued, fully paid and nonassessable, and, to our knowledge, were not issued in violation of, and are not subject to, any preemptive rights.

Power and Authority. The Pennsylvania Guarantor has all requisite corporate power and authority to execute, deliver and perform its obligations under the Operative Documents.

Authorization, Execution and Delivery. All necessary corporate action has been taken to authorize the execution, delivery and performance by the Pennsylvania Guarantor of the Purchase Agreement and the other Operative Documents, and the Purchase Agreement and each of the other Operative Documents have been validly executed and delivered by the Pennsylvania Guarantor.

No Conflict. Neither the execution or delivery of the Operative Documents nor the performance by the Pennsylvania Guarantor of its obligations thereunder, will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, result in the imposition of a lien on any assets of the Pennsylvania Guarantor (except those liens, if any, as may be created or permitted by the Indenture) or result in an acceleration of indebtedness pursuant to: (i) its Guarantor Charter Documents; or (ii) any Applicable Law of the Commonwealth.

Permits. Except as otherwise disclosed in each of the Time of Sale Information and the Final Offering Circular, no Permit (including without limitation any Permit of the Pennsylvania State Horse Racing Commission or under the Pennsylvania Race Horse Industry Reform Act) is required under Applicable Law of the Commonwealth in connection with, or as a condition to, the execution, delivery or performance by the Pennsylvania Guarantor of any of the Operative Documents, other than such Permits as have been granted or obtained on or prior to the Closing Date, which Permits, to our knowledge, without independent investigation, inquiry or verification, are in full force and effect on the Closing Date.

No Proceedings. To our knowledge, except as otherwise disclosed in each of the Time of Sale Information and the Final Offering Circular, there is no Proceeding before or by any Governmental Authority of the Commonwealth pending or threatened with respect to the Pennsylvania Guarantor (i) in connection with, or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge any of the Operative Documents, or (ii) which would, singly or in the aggregate, have a material adverse effect upon the properties, business, earnings, assets, liabilities and financial condition of the Company and its Subsidiaries taken as a whole.

Offering Circular. We have reviewed the information in each of the Time of Sale Information and the Final Offering Circular under the headings “Risk Factors — Risks Related to this Offering and the Notes — You may be required to sell your Notes if any gaming authority finds you unsuitable to hold them,” “Risk Factors — Risks Related to Our Business — We are subject to extensive regulation by gaming and racing authorities,” “Regulation and Licensing—Pennsylvania Racing and Gaming Regulation,” and “Regulation and Licensing — Compliance with Other Laws” and, to the extent that such information relates or pertains solely to the Pennsylvania Guarantor or any Applicable Law of the Commonwealth in effect as of the date hereof, and such information constitutes statements  of law or legal conclusions, such information is, subject, however, in all respects, to the caveats and qualifications set forth in each of the Time of Sale Information and the Final Offering Circular relating to such information, correct in all material respects.

In basing the opinions set forth herein on “our knowledge,” the words “our knowledge” mean that, in the course of our representation of the Pennsylvania Guarantor, no information has come to our attention which would give us actual (as opposed to constructive) knowledge that such opinions are not accurate or that any of the foregoing documents, agreements, instruments, certificates and corporate records upon which we have relied are not accurate and complete. Except as otherwise stated herein, we have undertaken no independent investigation, inquiry or verification of any matters as to which our opinion is qualified as being to “our knowledge.”  The words “our knowledge” are further limited to the actual (as opposed to constructive) knowledge of the lawyers within our Firm who have worked on the matters specifically referenced in this opinion in the introductory paragraph on behalf of the Pennsylvania Guarantor or who have given substantive legal attention to the representation of the Pennsylvania Guarantor.

The opinions herein are given as of the date hereof. We assume no obligation to update or supplement any of the opinions to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

This opinion is furnished by us solely for your benefit and may not be relied upon by any other person. This opinion may not be used, circulated, quoted or otherwise referred to for any purposes other than the Transactions contemplated by the Operative Documents.

This opinion is limited to the matters set forth herein. No opinion may be inferred or implied beyond the matters expressly stated herein, and our opinions expressed in this opinion must be read in conjunction with the assumptions, limitations, exceptions and qualifications set forth in this opinion.

Very Truly Yours,

STEVENS & LEE

EXHIBIT E

FORM OF OPINION OF CRABBE, BROWN & JAMES, LLP

May 25, 2006

Ladies and Gentlemen:

We have acted as counsel to MTR Gaming Group, Inc., a Delaware corporation (“MTR Gaming Group”), and Scioto Downs, Inc., an Ohio corporation (the “Ohio Guarantor”), in connection with the transactions contemplated by the Purchase Agreement, dated as of May 22, 2006, by and among Jefferies & Company, Inc., Wells Fargo Securities, LLC, MTR Gaming Group, Inc., the Ohio Guarantors and the other guarantors signatory therein (the “Purchase Agreement”).

In order to render the opinions expressed herein, we have made such inquiries of the Ohio Guarantor as we have considered appropriate and we have examined executed copies of the following documents, each dated as of May 25, 2006, unless stated otherwise:

1.    the Purchase Agreement dated as of May 22, 2006;

2.    the Indenture;

3.    the Registration Rights Agreement;

4.    the form of the Series A Notes;

5.    the Guarantee as it relates to the Ohio Guarantor;

6.    the Supplemental Indenture dated as of May 17, 2006; and

7.    the Consent Documents (as defined in the Purchase Agreement).

Except when specifically referred to by name, each of the Purchase Agreement, the Indenture, the Registration Rights Agreement, the form of the Series A Notes, the Guarantee as it relates to the Ohio Guarantor, the Supplemental Indenture, and the Consent Documents are referred to collectively herein as the “Documents.”  Any terms capitalized herein but not defined herein shall have the same meaning as given to such terms in the Purchase Agreement.

We have reviewed either originals, certified copies, or copies otherwise authenticated to our satisfaction of the organizational documents of the Ohio Guarantor, including the Ohio Guarantor’s Articles of Incorporation and By-Laws and Code of Regulations (collectively, the “Organizational Documents”), the Time of Sale Information and the Final Offering Circular, dated May 22, 2006. We have made such inquiry and investigation and examined such other and additional writings, certificates, statutes, authorizations and other matters as we have deemed necessary and appropriate for the purpose of rendering the opinions of this firm as set forth in this letter.

In giving this opinion letter, we have relied upon a fact certificate executed by the Ohio Guarantor (the “Certificate”). We have no knowledge inconsistent with the Certificate and we have no reason to believe that further independent investigation of the representations in the Certificate would in any way cause us to alter this opinion. We have conducted such investigations of law as we deemed necessary or appropriate with respect to the opinions expressed herein. Except to the extent expressly set forth herein, we have not undertaken any independent investigations to determine the existence or absence of facts, none having been expected or requested of us, and no inference as to our knowledge of the existence or absence of such facts should be drawn from our representation of the Ohio Guarantor.

We have also relied upon the representations and warranties as to factual matters contained in and made pursuant to the Documents and have further assumed that (i) each statement and representation contained in the Documents, to the extent any such statement or representation materially affects the enforceability of or performance under the Documents, is accurate and contains all statements of material fact necessary to prevent it, and the Documents generally, from being misleading. We have assumed that the Documents present an accurate description of the Ohio Guarantor and the business of the Ohio Guarantor that are the subject of the Documents, and we have no knowledge that the description of the Ohio Guarantor, or the description of the business of the Ohio Guarantor are inaccurate in any material respect.

Based upon the foregoing, but in each case subject to the limitations and qualifications hereinafter set forth, we are of the opinion that as of the date hereof:

1.    Due Organization; Good Standing of  the Ohio Guarantors. The Ohio Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and has all requisite power and authority to conduct and carry on its business and to own, lease, use and operate its properties and assets as described in each of the Time of Sale Information and the Final Offering Circular. To our knowledge, the Ohio Guarantor is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or the ownership, leasing, use or operation of its properties and assets requires such qualification or licensing.

2.    Outstanding Shares and Interests. All of the outstanding shares of capital stock in the Ohio Guarantor have been duly authorized, are validly issued, fully paid and nonassessable, and were not issued in violation of, and are not subject to, any preemptive or similar rights.

3.    Power and Authority. The Ohio Guarantor has all requisite power and authority to execute, deliver and perform its obligations under the Documents to which it is a party and to consummate the Transactions contemplated thereby.

4.    Authorization, Execution and Delivery. The Purchase Agreement and the other Operative Documents to which Ohio Guarantor is a party and the Transactions contemplated thereby (including without limitation the Offering and the issuance and sale of the Notes in accordance with the Purchase Agreement and the execution of the Supplemental Indenture) have been duly authorized by the Ohio Guarantor, and the Purchase Agreement and each of the other Operative Documents to which the Ohio Guarantor is a party have been validly executed and delivered by the Ohio Guarantor.

5.    No Violation. To our knowledge, the Ohio Guarantor is not (i) in violation of its Organizational Documents, (ii) in violation of any Applicable Law of the State of Ohio, or (iii) in breach of or default under any Applicable Agreement.

6.    No Conflict. To our knowledge, none of the execution, delivery or performance of any of the Documents, nor the compliance with the terms and provisions thereof, nor the consummation of any of the Transactions will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, result in the imposition of a Lien on any assets of the Ohio Guarantor (except as created by the Indenture) or result in an acceleration of indebtedness pursuant to, (i) its Organizational Documents, (ii) any Applicable Agreements; or (iii) any Applicable Law of the State of Ohio.

7.    No Proceedings. To our knowledge, there is no Proceeding before or by any Governmental Authority of the State of Ohio pending or, to our knowledge after due inquiry, threatened either (i) with respect to the Ohio Guarantor in connection with, or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge any of the Operative Documents any of the Transactions, or (ii) could, singly or in the aggregate have a Material Adverse Effect.

8.    Offering Circular. The information in each of the Time of Sale Information and the Final Offering Circular under the headings “Risk Factors—Risks Related to this Offering the Notes—You may be required to sell your Notes if any gaming authority finds you unsuitable to hold them,” “Risk Factors—Risks Related To Our Business—We are subject to extensive regulation by gaming and racing authorities,” “Regulation and Licensing—Ohio Racing Regulations” and “Regulation and Licensing—Compliance with Other Laws” has been reviewed by us and, to the extent that it constitutes statements or matters of law, summaries of legal matters, summaries or descriptions of securities, instruments, agreements or other documents, summaries of proceedings, or legal conclusions, it is correct in all material respects.

The opinions expressed herein are made subject to and are qualified by the following:

a.    We have assumed the genuineness of all signatures (other than the Ohio Guarantor) on the executed documents that we have examined, the authenticity of all documents submitted to us as originals, the conformity of copies of documents submitted to us to the corresponding original documents, and the authenticity of all originals of such copies;

b.    We express no opinion as to any documents not enumerated in this letter as the Documents nor as to any documents referenced in the Documents or of record in any jurisdiction, unless the same are expressly referred to herein as being opined upon;

d.    In basing the opinions and other matters set forth herein on “our knowledge”, the words “our knowledge” signify that, after due inquiry, including obtaining and reviewing the Certificate, no information has come to our attention during the course of our representation of the Ohio Guarantor that would give us actual knowledge or actual notice that any such opinions or other matters are not accurate or that any of the documents or certificates on which we have relied are not accurate and complete. As to questions of fact material to our opinion, we have relied upon the Certificate, certificates of public officials, and representations of the Ohio Guarantor contained in the Documents;

e.    With respect to the opinion regarding good standing expressed in paragraph 1 hereof, we have relied solely upon current certificate of good standing from the appropriate state agency;

f.     We express no opinion as to legal matters governed by laws other than those of the State of Ohio and the federal laws of the United States, except as otherwise stated herein, all as currently in effect;

h.    Except as expressly stated herein, we express no opinion as to the United States Bankruptcy Code, state insolvency, liquidation or fraudulent conveyance statutes or laws of similar import;

i.     The opinions expressed herein are subject to applicable laws in effect from time to time relating to bankruptcy, insolvency, reorganization, receivership, moratorium, assignment for the benefit of creditors and other laws affecting creditors’ rights generally, including, without limitation, such laws regarding fraudulent transfers, fraudulent conveyances, preferences, avoidance, automatic stay and turnover;

j.     The opinions expressed herein are stated as of the date hereof and are limited to the matters expressly addressed herein. No other opinion is implied or may be inferred from the opinions expressly set forth herein. The opinions expressed herein are based solely upon facts of which we are aware and upon laws which are in effect as of the date hereof. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if we become aware of any facts that might change this opinion after the date hereof;

k.    The opinions expressed herein also are qualified to the extent that the remedy of specific performance or of any other equitable remedy may be unavailable in a jurisdiction or may be withheld or limited as a matter of judicial discretion; for example, if the exercise of such remedy is predicated upon a breach which the court concludes is not material, or if such remedy is deemed to be in the nature of a penalty;

l.     Provisions relating to liability limitations, waivers of remedies or statutory rights may not be enforceable;

m.   We express no opinion as to the reasonableness of any late charge or liquidated damages;

n.    The rights and remedies contained in the Documents are subject to limitations imposed by general principles of equity upon the specific enforceability of any of  the remedies, covenants or other provisions of such documents or instruments, and upon the availability of injunctive relief or other equitable remedies and the application  of general principles of equity and public policy (regardless of whether enforcement is considered in proceedings at law or in equity). These principles of equity include without limitation the following:

i.            principles governing the availability of specific performance, injunctive relief or other traditional equitable remedies, which generally place the award of such remedies, subject to certain guidelines, in the discretion of the court to which application for such relief is made;

ii.           principles affording traditional equitable defenses (e.g., waiver, laches and estoppel) as applied to a party seeking enforcement;

iii.          a requirement of good faith and fair dealing in the performance and enforcement of an agreement on the part of a party seeking enforcement after the agreement has been entered into;

iv.          the reasonableness of the enforcing party’s conduct or of enforcing a particular provision, after the agreement has been entered into, in light of the circumstances existing at the time of such conduct or attempted enforcement;

v.           the materiality of any breach;

vi.          impracticability or impossibility of performance at the time of attempted enforcement; and

vii.         unconscionability, as applied to the enforcing party’s conduct after the agreement is entered into and at or before the time of attempted enforcement.

The opinions stated herein are rendered solely for the benefit of the Jefferies & Company, Inc., Wells Fargo Securities, LLC and their legal counsel, Skadden, Arps, Slate, Meagher & Flom LLP, and may not be quoted to, relied on by, or communicated to any other person or entity or used for any other purpose without our prior written consent. Similarly, the original or copies of this opinion letter may not be delivered to any other person or entity without our prior written consent, which consent shall not be unreasonably withheld.

Very truly yours,

CRABBE, BROWN & JAMES, LLP

EXHIBIT F

FORM OF OPINION OF WARNER NORCROSS & JUDD LLP

May 25, 2006

Jefferies & Company, Inc.
Wells Fargo Securities, LLC
c/o Jeffries & Company, Inc.
11100 Santa Monica Boulevard
10th Floor
Los Angeles, California  90025

Ladies and Gentlemen:

MTR Gaming Group, Inc. (“MTR”) has requested that we furnish this opinion to you in connection with a Purchase Agreement dated May 22, 2006 (“Purchase Agreement”) among MTR, you (as the Initial Purchasers) and the entities identified in, and party to, the Purchase Agreement as Guarantors, including Jackson Raceway, Inc., a Michigan corporation (“Michigan Guarantor”). Each capitalized term that this opinion letter uses but does not define has the meaning that the Purchase Agreement gives it.

We have examined forms of the following documents (collectively called “Note Documents”):

•                  An executed copy of the Purchase Agreement, which we received on May   , 2006, by electronic mail from Ruben & Aronson, LLP.

•                  An executed copy of the Indenture dated May 25, 2006, among MTR, the Guarantors and Wells Fargo Bank, N.A., as Trustee, with respect to MTR’s issuance of its 9% Senior Subordinated Notes due June 1, 2012, in the aggregate principal amount of up to $125,000,000, which we received on May   , 2006 by electronic mail from Ruben & Aronson, LLP (“Indenture”).

•                  An executed copy of the Registration Rights Agreement dated May 25, 2006, among MTR, the Initial Purchasers and Guarantors which we received on May   , 2006 by electronic mail from Ruben & Aronson, LLP (“Registration Rights Agreement”).

•                  Executed copies of the Notes, together with the Guarantee of the Michigan Guarantor, which we received on May   , 2006, by electronic mail from Ruben & Aronson, LLP.

We have also examined the following documents:

•                  Certificate dated May 12, 2006, issued by the Michigan Department of Labor and Economic Growth (“Department”) certifying as to the documents on file in the Department with respect to the Michigan Guarantor and as to the good standing of the Michigan Guarantor in the State of Michigan (“Good Standing Certificate”).

•                  Certificate dated May 12, 2006, issued by the Department with respect to the Articles of Incorporation of the Michigan Guarantor (“Articles Certificate”).

•                  Certificate dated May   , 2006, signed by                 , as the                of the Michigan Guarantor, certifying as to the bylaws of the Michigan Guarantor, the adoption of certain resolutions by the board of directors of the Michigan Guarantor and as to the incumbency of certain officers of the Michigan Guarantor (“Officer’s Certificate”).

•                  Certificate dated May   , 2006, signed by John W. Bittner, Jr., as the Chief Financial Officer of MTR, certifying as to the issuance of shares of the capital stock of the Michigan Guarantor (“Shares Certificate”).

In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies.

Any reference in this opinion letter to our knowledge means the actual knowledge of the attorney who has signed this letter and each attorney in this firm who has been actively involved in reviewing the Note Documents or in preparing this opinion letter and William C. Fulkerson, who is this firm’s engagement partner with respect to MTR and the Michigan Guarantor, and those attorneys have not made any investigation of or inquiry as to those matters with respect to which this opinion letter states that we do or do not have knowledge.

Subject to the assumptions, limitations and qualifications set forth in this letter, we express the following opinions:

1.             The Michigan Guarantor is a corporation duly incorporated and validly existing under the laws of the State of Michigan and has all requisite corporate power to conduct and carry on business and to own, lease, use and operate properties and assets.

2.             All of the outstanding shares of capital stock of the Michigan Guarantor have been duly authorized, are validly issued, fully paid and nonassessable.

3.             The outstanding shares of capital stock of the Michigan Guarantor were not issued in violation of, and are not subject to, (1) any preemptive rights under either the Michigan Guarantor’s articles of incorporation or bylaws or under the Michigan Business Corporation Act or (2) any preemptive rights created by any contract of which we have knowledge.

4.             The Michigan Guarantor has corporate power and authority to execute, deliver and perform its obligations under the Note Documents.

5.             All necessary corporate action has been taken to authorize the Michigan Guarantor’s execution, delivery and performance of the Note Documents, and the Michigan Guarantor has duly executed the Note Documents.

6.             We do not have knowledge that the Michigan Guarantor is either in violation of its Guarantor Charter Documents or in violation of a law of the State of Michigan.

7.             The Michigan Guarantor’s execution, delivery and performance of the Note Documents will not conflict with, violate or constitute a breach of or a default (with the passage of time or otherwise) under either its Guarantor Charter Documents or a law of the State of Michigan.

8.             The Michigan Guarantor’s execution, delivery or performance of a Note Document will not result in the imposition of a lien on an asset of the Michigan Guarantor (except a lien created by a Note Document) or result in an acceleration of indebtedness pursuant to either its Guarantor Charter Documents or a law of the State of Michigan.

9.             We do not have knowledge that either the Michigan Guarantor or any of its directors, officers or employees has received notice that a Governmental Authority is considering limiting, conditioning, suspending, modifying, revoking or not renewing a Permit.

10.           We do not know of any requirement of Michigan law that a Permit be obtained in connection with, or as a condition to, the Michigan Guarantor’s execution, delivery or performance of any of the Note Documents.

11.           We do not have knowledge that the Michigan Guarantor’s execution, delivery or performance of a Note Document, its compliance with the terms and provisions of a Note Document or the consummation of a Transaction would allow or result in or, after notice or lapse of time, would allow or result in, the imposition of a material penalty under, or the revocation or termination of, a Permit.

12.           We do not have knowledge that there is a Proceeding, before or by a Governmental Authority of the State of Michigan, pending or threatened against the Michigan Guarantor, either (1) that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge a Note Document or (2) that we believe, if decided adversely, would have a Material Adverse Effect.

13.           We have reviewed the information in each of the Time of Sale Information and the Final Offering Circular under the headings “Risk Factors—Risks Related to this Offering and the Notes—You may be required to sell your Notes if any gaming authority finds you unsuitable to hold them,” “Risk Factors— Risks Related to Our Business—We are subject to extensive regulation from gaming and racing authorities” (exclusive of the subparagraph entitled “Taxation”), “Regulation and Licensing—Michigan Racing Regulation,” and “Regulation and Licensing—Compliance with Other Laws” and, to the extent that such information relates or pertains to the Michigan Guarantor or to a law of the State of Michigan in effect as of the date of this opinion letter, and such information constitutes statements or matters of law, summaries of legal matters, summaries of proceedings or legal conclusions, we do not have knowledge that it is not correct in any material respect.

The opinions expressed above are subject to the following assumptions, limitations and qualifications:

A.          We do not express an opinion as to laws, statutes, rules, or regulations other than the laws, statutes, rules and regulations of the State of Michigan (excluding municipal and other local ordinances, codes and regulations). We note, however, that the Note Documents provide that they are governed by the laws of the State of New York. In addition, our opinions are limited to laws, rules and regulations that in our experience would generally be recognized as applying both to (1) business entities doing business in Michigan, without regard to the activities in which they are engaged, and (2) transactions of the types provided for in the Note Documents. For example, except as expressly set forth in paragraphs 9, 10 and 11 above, we do not express an opinion as to laws or regulations that require a business entity to obtain a license or meet other requirements in order to engage in certain activities.

B.           We have assumed that the statements contained in the Articles Certificate, the Good Standing Certificate, the Officer’s Certificate and the Shares Certificate are true and correct as of the date of this opinion letter.

C.           We have assumed that MTR owns all of the issued and outstanding capital stock of the Michigan Guarantor.

D.          Our opinions are subject to (1) the effect of generally applicable bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, arrangement, moratorium and other similar laws and (2) limitations that are imposed by the effect of general principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity).

E.           Our opinion as to the due incorporation and valid existence of the Michigan Guarantor in good standing in Michigan is based solely upon the Good Standing

Certificate and the Articles Certificate.

F.           We do not give an opinion as to the enforceability of any provision of any Note Document.

Our opinions are matters of professional judgment and are not a guaranty of’ results. This opinion may be relied upon by the Initial Purchasers and by successors and assignees of the Initial Purchasers, in connection with the Note Documents, and may not be relied upon by any other person, party or entity, or for any other purpose, without our prior written consent. The opinions that we express above are as of the date of this opinion letter only, and we do not assume an obligation to update or supplement those opinions to reflect a fact or circumstance that in the future comes to our attention or a change in law that in the future occurs or becomes effective. This opinion letter is limited to the matters set forth in it, and no opinions are intended to be implied or may be inferred beyond those that are expressly stated above.

Very truly yours,

WARNER NORCROSS & JUDD LLP

By
James H. Breay
A Partner

EXHIBIT G

FORM OF OPINION OF FREDRIKSON & BYRON, P.A.

May 25, 2006

Jefferies & Company, Inc.
Wells Fargo Securities, LLC
c/o Jefferies & Company, Inc.
11100 Santa Monica Boulevard
10th Floor
Los Angeles, CA  90025

Ladies and Gentlemen:

We have acted as Minnesota special counsel to MTR-Harness, Inc., a Minnesota corporation (the “Minnesota Guarantor”), in connection with its role as a guarantor pursuant to the terms of that certain Purchase Agreement dated as of May 22, 2006, by and among Jefferies & Company, Inc., Wells Fargo Securities, LLC, MTR Gaming Group, Inc. (“MTR Gaming”), the Minnesota Guarantor, and the other guarantors signatory therein (the “Purchase Agreement”), under the terms of which MTR Gaming is issuing and selling $125,000,000 principal amount of MTR Gaming’s 9% Senior Subordinated Notes due 2012 (the “Notes”) to Jefferies & Company, Inc. and Wells Fargo Securities, LLC (the “Initial Purchasers”).

Our opinion is given pursuant to Section 9(a)(x)(G) of the Purchase Agreement. Capitalized terms not otherwise defined in this opinion letter have the same meanings as in the Purchase Agreement.

As to various matters of fact material to this opinion, we have relied on certificates, statements and representations of the Minnesota Guarantor or its officers or directors. We have also examined and relied on the following documents: (i) the Purchase Agreement; (ii) the Indenture; and (iii) the Guarantee as it relates to the Minnesota Guarantor (collectively the “Guarantor Documents”). In addition we have also examined and relied  upon the following additional documents: (iv) certificates from the Minnesota Secretary of State indicating that the Minnesota Guarantor is a Minnesota company in good standing as of May 16, 2006; (v) the Articles of Incorporation and Bylaws of the Minnesota Guarantor, each as amended to date as presented to us by the Minnesota Guarantor; (vi) a certificate of the Secretary of the Minnesota Guarantor, attesting to the validity of, and attaching copies of resolutions of the Board of Directors of the Minnesota Guarantor, dated May 19, 2006, signed by the sole Director; (vii) the Member Control Agreement of North Metro Harness Initiative, LLC, dated June 8, 2004, by and between Southwest Casino and Hotel Corp., the Minnesota Guarantor, and MTR Gaming, as presented to us by the Minnesota Guarantor; and (viii) the information in the Final Offering

Circular referenced in Paragraph 7 of this opinion letter, as presented to us by the Minnesota Guarantor.  We have not independently or through third parties verified such representations, certificates, documents or statements or made any independent investigation as to the existence of agreements, instruments, corporate records, other documents, proceedings, orders, judgments, or decrees by which the Minnesota Guarantor or any of its properties may be bound or which may otherwise affect the Minnesota Guarantor.

References in this opinion to “our knowledge,” “our awareness,” “our attention,” “known to us,” “the best of our knowledge” or the like mean: that in the course of the actions described in the preceding sentences of this paragraph no information has come to the attention of Daniel A. Yarano, Timothy R. Nelson, Ryan C. Brauer, John E. Drawz or Jay M. Quam, the attorneys in our firm who have principally represented the Minnesota Guarantor in connection with the transactions contemplated by the Purchase Agreement or who have otherwise done substantive legal work for the Minnesota Guarantor, that gives such attorney present conscious awareness that any of the opinions set forth herein are not accurate; that we have not undertaken any independent investigation or verification of such matters; and that no inference as to our knowledge with respect to such matters should be drawn from the fact of our representation of the Minnesota Guarantor.

Our opinion is limited solely to the present substantive law of the State of Minnesota (excluding its conflict of laws principles) as such law presently exists and has been interpreted as of the date hereof. We express no opinion as to the laws of any county, municipality, other state or other jurisdiction or the laws of the United States of America.

For purposes of this opinion, we have assumed, among other things, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and that the information in the certificates, representations, and statements referred to above remains true and complete as of the date hereof. In examining documents, we have assumed that parties executing the same, other than the Minnesota Guarantor, have all necessary power to enter into and perform all of their obligations thereunder and that such parties have duly executed and delivered such documents. We have also assumed, as to each such party, the due authorization by all requisite action of the execution, delivery and performance of such documents by such parties and that such documents are legal, valid, binding on and enforceable against such parties in accordance with their respective terms. We have also assumed that each natural person executing any of the documents and agreements involved in the matters covered by this opinion has the capacity and is legally competent to do so. We have assumed that each of the documents and agreements involved in any matter covered by this opinion letter accurately describes the mutual understanding of the parties as to all matters contained therein and that no other agreements or understandings exist between the parties relating to the transactions contemplated by such document or agreement.

Based upon and subject to the foregoing, and subject to the qualifications set forth herein, it is our opinion as of this date that:

1.             The Minnesota Guarantor is a corporation duly incorporated and validly existing as a corporation in good standing under the laws of the State of Minnesota.

2.             The Minnesota Guarantor has all requisite corporate power and authority to execute, deliver and perform its obligations under the Guarantor Documents.

3.             All necessary corporate action has been taken on the part of the Minnesota Guarantor to authorize the execution, delivery and performance by the Minnesota Guarantor of the Guarantor Documents, and the Guarantor Documents have been validly executed and delivered by the Minnesota Guarantor.

4.             To our knowledge, the execution, delivery and performance by the Minnesota Guarantor of any of the Guarantor Documents will not violate, constitute a breach of or a default (with the passage of time or otherwise) under, result in the imposition of a lien on any assets of the Minnesota Guarantor (except as may be created by the Guarantor Documents) or result in an acceleration of indebtedness of the Minnesota Guarantor pursuant to: (i) the Articles of Incorporation or Bylaws of the Minnesota Guarantor; (ii) the Member Control Agreement of North Metro Harness Initiative, LLC, dated June 8, 2004, by and between Southwest Casino and Hotel Corp., the Minnesota Guarantor, and MTR Gaming; or (iii) any law of the State of Minnesota, assuming compliance with the matters referenced in clause (ii) of Paragraph 5.

5.             To our knowledge, no Permit required from any Governmental Authority of the State of Minnesota (including without limitation any permit of the Minnesota Racing Commission or under the Minnesota Pari-Mutuel Horse Racing Act, including the rules and regulations promulgated thereunder) is required on the part of the Minnesota Guarantor under the laws of the State of Minnesota in connection with, or as a condition to, the execution, delivery or performance by the Minnesota Guarantor of any of the Guarantor Documents, other than (i) such Permits of the Minnesota Guarantor as have been granted or obtained on or prior to the date hereof, which Permits, to our knowledge, are in full force and effect on the date hereof and (ii) any Permits of the Minnesota Guarantor required to be obtained from Minnesota Racing Commission approving the Registered Exchange Offer.

To our knowledge, the execution, delivery or performance by the Minnesota Guarantor of the Guarantor Documents, the compliance with the terms and provisions thereof by the Minnesota Guarantor, and the consummation of the Guarantor’s obligations under the Guarantor Documents will not allow or result in, or after notice or lapse of time will not allow or result in, the imposition of any material penalty under, or the  revocation or termination of, any Permit identified in (i) above or any material impairment of the rights of the holder of any such Permit.

6.             Except for the challenge to the Minnesota Racing Commission license granted to the Minnesota Guarantor as described in Appellate Case No. A05-471 and the Petition for Discretionary Review thereof, District Court File No C3-04-12118, Appellate Case No. A05-1743, and the Final Offering Circular, to our knowledge there are no legal proceedings before or by any Governmental Authority of the State of Minnesota pending or threatened either (i) with respect to the Minnesota Guarantor in connection with, or that seeks to restrain, enjoin, prevent the consummation by or otherwise challenge the Minnesota Guarantor’s performance of the Guarantor Documents, or (ii) to which the Minnesota Guarantor is a party.

7.             We have reviewed the information in the Final Offering Circular under the headings “Business—North Metro Harness,” “Regulation and Licensing—Minnesota Racing and Card Room Regulation” and the first two paragraphs under the heading “Business—Litigation” and, only to the extent that such information relates and pertains to the Minnesota Guarantor and any law of the State of Minnesota in effect as of the date hereof and also constitutes statements or matters of law, summaries of legal matters, summaries of Minnesota proceedings, or legal conclusions, it is correct in all material respects as to the law of the State of Minnesota.

Our opinions expressed above are specifically subject to the following additional limitations, exceptions, qualifications and assumptions:

(A) Our opinions with regard to the Guarantor Documents and transactions contemplated thereby are limited to laws, regulations and authorities that in our experience are normally applicable to transactions of the type contemplated in such documents. We express no opinion as to the effect of, or compliance with, any laws or regulations applicable to the transactions contemplated by such documents because of the beneficial ownership interest of any party thereto in the Minnesota Guarantor or the nature of the business of any party thereto other than the Minnesota Guarantor. We express no opinion as to the existence of, or compliance with laws concerning, conflicts of interest or fiduciary duties of any directors or officers of the Minnesota Guarantor in connection with such agreements and the transactions contemplated thereby, and, with your consent, we have assumed for purposes of the opinions stated herein that such agreements and the transactions contemplated thereby are fair and reasonable to the Minnesota Guarantor. Also, we express no statements or opinion as to the compliance by any entity or person with any federal, state or foreign securities laws in connection with the transactions contemplated by the Guarantor Documents.

(B)  Our opinions stated in paragraph 1 above are given in reliance upon a good standing certificate received from the Office of the Secretary of State of Minnesota, and we give no opinion with respect to the tax good standing of the Minnesota Guarantor.

This opinion letter is rendered as of the date first written above solely for your benefit in connection with the Closing under the Purchase Agreement and may not be delivered to, quoted or relied upon by any person other than you, or for any other purpose, without our prior written consent. Our opinions are expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Minnesota Guarantor or any other entity or person. We assume no obligation to advise you of facts, circumstances, events, developments, or changes or developments in law that hereafter may be brought to our attention and that may alter, affect or modify the opinions expressed herein.

Very truly yours,

FREDRIKSON & BYRON, P.A.

By:
Its: Vice President